145 RIO ROBLES, SAN JOSE, CALIFORNIA

OFFICE SPACE LEASE AGREEMENT

BY AND BETWEEN

W3 RIDGE RIO ROBLES PROPERTY LLC,
a California limited liability company
AS LANDLORD
AND
EXTREME NETWORKS, INC.,
a Delaware corporation
AS TENANT

TABLE OF CONTENTS
Page

I.                                                        1
1.1    Summary of Primary Terms                                    1
1.2    Leased Premises                                        2
1.3    Term                                                2
1.4    Option to Renew                                        2
1.5    Use                                                3
1.6    Early Occupancy                                        4
II.                                                    4
2.1    Rental Payments                                        4
2.2    Base Rental                                            5
2.3    Tenant's Additional Rental                                    5
2.4    Operating Expenses and Real Estate Taxes                            6
2.5    Security Deposit                                     10
III.                                                 11
3.1    Services                                         11
3.2    Keys and Locks                                      13
3.3    Building Signage                                     13
3.4    Name Change                                         14
IV.                                                 14
4.1    Care of the Leased Premises                                 14
4.2    Entry for Repairs and Inspection                             14
4.3    No Nuisance                                         14
4.4    Laws and Regulations; Project Rules and Regulations                  14
4.5    Legal Use and Violations of Insurance Coverage                     15
V.                                                 15
5.1    Leasehold Improvements                                  15
5.2    Repairs by Landlord                                     17
5.3    Repairs by Tenant                                     18
5.4    Landlord Alterations and Modifications                         18
VI.                                                 18
6.1    Condemnation                                         18
6.2    Damages from Certain Causes                             19
6.3    Fire or Other Casualty                                     19
6.4    Landlord's Insurance                                      20
6.5    Tenant's Insurance                                     21
6.6    Hold Harmless and Indemnity                             22
6.7    Waiver of Subrogation Rights                                 23
VII.                                                 23
Lien for Rent                                         23
7.2    Waiver of Lien by Tenant                                 23
7.3    Default by Tenant                                     23
7.4    Non-Waiver                                         28
7.5    Holding Over                                         28

7.6    Attorneys' Fees                                     28
VIII.                                                 28
8.1    Assignment or Sublease by Tenant                             28
8.2    Assignment by Landlord                                 30
8.3    Peaceful Enjoyment                                     30
8.4    Limitation of Landlord's Liability                             30
8.5    Permitted Transfer                                     31
IX.                                                 31
9.1    Notices                                         31
9.2    Prohibited Dealings                                     31
9.3    Miscellaneous                                          32
9.4    Subordination                                         33
9.5    Estoppel Certificate or Three-Party Agreement                     34
9.6    Entire Agreement, Representations, Etc                         34
9.7    Omitted                                         34
9.8    Publicity                                         35
9.9    Waiver of Jury Trial                                     35
9.10    Execution of Lease; No Option                             35
9.11    Brokers                                         35
9.12    Parking                                         35
9.13    Furniture                                         36
9.14    Contingency                                         36

EXHIBITS
Exhibit A-1    -    Description and Depiction of Land
Exhibit A-2    -    Floor Plan and Depiction of Units
Exhibit A-3     -    Plan of Parking Areas
Exhibit B    -    Certificate of Commencement Date
Exhibit C    -    Form of Early Possession Agreement
Exhibit D    -    Project Rules and Regulations
Exhibit E-1    -    Leasehold Improvements
Exhibit E-2    -    Construction Rules and Regulations
Exhibit F    -    Furniture
Exhibit G -     Prohibited Uses; Notice of Restrictive Covenant
Exhibit H -     Form of SNDA

OFFICE SPACE LEASE AGREEMENT

THIS OFFICE SPACE LEASE AGREEMENT (this “Lease”) is made and entered into as of December 31, 2012 (the “Lease Date”), by and between W3 Ridge Rio Robles Property LLC, a California limited liability company (“Landlord”), whose address is c/o W3 Partners, LLC, 711 Grand Avenue, Suite 240, San Rafael, California 94111 and Extreme Networks, Inc., a Delaware corporation (“Tenant”), whose notice address is 3585 Monroe Street, Santa Clara, California 95051, Attention: Director of Real Estate (“Extreme Headquarters”) prior to the Commencement Date (as defined below), and thereafter shall be that of the Building (as defined below) with a copy to Extreme Headquarters.
WITNESSETH:
I.
1.1Summary of Primary Terms
Leased Premises (Section 1.2.1 and Section 1.2.3): Approximately 57,586 square feet of Net Rentable Area comprising the entirety of the Building.
Commencement Date (Section 1.3): The earlier of (a) July 1, 2013; or (b) the date Tenant commences business operations on the Leased Premises.
Term (Section 1.3): One Hundred Twenty (120) months following the Commencement Date.
Base Rental (Section 2.2): The amount set forth in the following schedule, subject to adjustment as specified in Section 2.1.2.

Months	Annual Rate per sq. foot of Net Rentable Area	Monthly Base Rental	Annual Base Rental
1-12	$1.95	$112,292.70	$1,347,512.40
13-24	$2.01	$115,661.48	$1,387,937.77
25-36	$2.07	$119,131.33	$1,429,575.91
37-48	$2.13	$122,705.27	$1,472,463.18
49-60	$2.19	$126,386.42	$1,516,637.08
61-72	$2.26	$130,178.02	$1,562,136.19
73-84	$2.33	$134,083.36	$1,609,000.28
85-96	$2.40	$138,105.86	$1,657,270.28
97-108	$2.47	$142,249.03	$1,706,988.39
109-120	$2.54	$146,516.50	$1,758,198.04

Tenant's Proportionate Share: 100% of the Building; 30.895% of the Complex (as defined below).
Construction Allowance (Exhibit E-1): $20.00 per square foot of Net Rentable Area contained in the Leased Premises (or $1,151,720.00), payable pursuant to Exhibit E-1 attached hereto.
1.2Leased Premises
1.2.1    Definition of Leased Premises

Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord approximately 57,586 square feet of Net Rentable Area (as defined below) consisting of the entire building located at 145 Rio Robles, San Jose, California (the “Building”), and situated on the real property more particularly described and depicted in Exhibit A-1 (the “Land”). The Building, together with the Land, and other improvements situated on the Land or directly benefiting the Building and all additional facilities directly benefiting the Building that may be constructed in subsequent years, shall collectively be referred to herein as the “Project.” The area leased in the Building under this Lease is hereinafter called the “Leased Premises” and is shown on the floor plan(s) contained in Exhibit A-2. The Project is part of a larger complex, which consists of the Building, those buildings commonly known as 51 and 77 Rio Robles, San Jose, California, the underlying real property, all improvements situated thereupon or directly benefiting such buildings, and all additional facilities that may be constructed in subsequent years, and shall be referred to collectively herein as the “Complex”.
1.2.2 Net Rentable Area. “Net Rentable Area” means that area, on either a single tenancy floor or a floor to be occupied by more than one tenant, that is determined by measuring and computing rentable area on each type of floor in accordance with the Standard Method for Measuring Floor Area in Office Buildings promulgated by Building Owners and Managers Association International.

1.2.3 Amount of Net Rentable Area. Landlord and Tenant hereby agree that the Net Rentable Area of the Leased Premises is approximately 57,586 rentable square feet.

1.3    Term. Subject to and upon the terms and conditions set forth herein, the term of this Lease (the “Term”) shall commence on the Commencement Date (as set forth in Section 1.1) and shall expire on the date which is One Hundred Twenty (120) calendar months following the Commencement Date. After the occurrence of the Commencement Date, Tenant and Landlord shall execute a certificate in the form attached hereto as Exhibit B confirming the Commencement Date.
1.4    Option to Renew. Provided this Lease is in full force and effect and an Event of Default (as defined in Section 7.3 below) has not occurred at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Leased Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:
1.4.1    If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred sixty five (365) days prior to the expiration of the Term of this Lease but no later than the date which is two hundred seventy (270) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.
1.4.2    The Annual Base Rental and Monthly Base Rental in effect at the expiration of the Term of this Lease shall be adjusted to reflect the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Annual Base Rental and Monthly Base Rental for the Leased Premises no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Section 1.4. Said notification of the new Annual Base Rental and Monthly Base Rental may include a provision for its escalation (or reduction) to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term.
1.4.3     This Renewal Option is not transferable except to a Permitted Transferee (as defined in Section 8.5); the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above (or its Permitted Transferee) and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew, except for a Permitted Transferee.
1.4.4    If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of this Lease.
1.4.5    For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Leased Premises in the Building and buildings comparable to the Building in the same rental market in the San Jose, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.
1.5    Use. The Leased Premises shall be used and occupied by Tenant (and its permitted assignees and subtenants) solely for the purpose of general office space, research and development and all other legally permitted uses associated with Tenant's business and for no other purpose. Tenant hereby acknowledges and agrees that the Leased Premises is subject to a Restrictive Covenant, as defined and more particularly described in Exhibit G attached hereto, and Tenant hereby accepts the Leased Premises subject to the terms and conditions of the Restrictive Covenant (a copy of which has been provided to Tenant). Without limiting the foregoing, the Leased Premises shall not be used for any purpose which would tend to lower the quality or character of the Project, create unreasonable elevator loads or otherwise interfere with standard Building operations.
1.6    Early Occupancy. Subject to the terms of this Section 2.3, as of the date that is one (1) business day following the date that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties, and Tenant has delivered all prepaid rental, the Security Deposit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Leased Premises, at Tenant's sole risk, solely for the purpose of performing Tenant's Initial Alterations and installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Base Rental or Tenant's Forecast Additional Rental with respect to the period of time prior to the Commencement Date during which Tenant occupies the Leased Premises solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Leased Premises before the Commencement Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Base Rental, Tenant's Forecast Additional Rental, and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Termination Date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit C provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Base Rental.

II.

2.1    Rental Payments.
2.1.1    Payment. Commencing on the Commencement Date and continuing thereafter throughout the Term, Tenant shall pay the Base Rental as described in Section 2.2, plus (i) Tenant's Forecast Additional Rental (as defined below); and (ii) the excess, if any, of Tenant's Additional Rental (as defined below) over Tenant's Forecast Additional Rental, as described in Section 2.3. (The Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and all other amounts payable to Landlord hereunder are sometimes hereinafter collectively referred to as “Rent”). The Base Rental together with Tenant's Forecast Additional Rental shall be due and payable in equal monthly installments on the first day of each calendar month during the Term, provided that the installment of Base Rental for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. Tenant shall so pay the Base Rental and Tenant's Forecast Additional Rental to Landlord at 711 Grand Avenue, Suite 240, San Rafael, California 94111 (or such other address as may be designated by Landlord from time to time), or by such electronic means provided by Landlord, monthly in advance. The Rent shall be paid in U.S. dollars. Any payment made by Tenant to Landlord on account of Base Rental may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rental or Tenant's Additional Rental then past due before being credited to Base Rental currently due. Simultaneously with the execution and delivery of this Lease by Tenant, Tenant shall prepay Monthly Base Rental for the first (1st) month of the Term and Tenant's Forecast Additional Rental (in the amount of $21,882.68) for the 1st month of the Term.
2.1.2    Proration. If the Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the Rent for such month or months shall be prorated and paid in advance. The payment for such prorated month shall be calculated by multiplying the Rent by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be three hundred sixty-five (365).
2.1.2    No Offset. Tenant shall pay all Rent that becomes payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease without demand, set-off or counterclaim. All Rent owed by Tenant to Landlord under this Lease shall bear interest from the date due until paid at the lesser of (i) two percent (2%) above the per annum “prime rate” (or if the “prime rate” is discontinued, the rate announced as that being charged to the most creditworthy commercial borrowers for ninety (90) day unsecured loans) announced by JPMorgan Chase Bank, N.A. (or its successor), from time to time, or (ii) the maximum lawful contract rate per annum (such lesser rate, the “Default Rate”).
2.2    Base Rental. Throughout the Term, Tenant shall pay to Landlord a base annual rent for each Lease Year (as defined below) at the rate and in monthly installments as set forth in Section 1.1 (the “Base Rental”). As used herein, “Lease Year” means a period of one (1) year, with the first (1st) Lease Year commencing on the Commencement Date and expiring on the day immediately preceding the first (1st) anniversary of the Commencement Date and with each subsequent Lease Year commencing upon the expiration of the prior Lease Year.
2.3    Tenant's Additional Rental.

2.3.1    Operating Expense Rental and Real Estate Tax Rental. Tenant shall pay to Landlord throughout the Term (i) Tenant's Proportionate Share of Operating Expenses (as defined in Section 2.4.1) during each calendar year (“Operating Expense Rental”); and (ii) Tenant's Proportionate Share of Real Estate Taxes (as defined in Section 2.4.2) during each calendar year (“Real Estate Tax Rental”; Operating Expense Rental and Real Estate Tax Rental, collectively, “Tenant's Additional Rental”). Landlord shall submit to Tenant a statement of Landlord's estimate of Operating Expense Rental and Real Estate Tax Rental due from Tenant during each applicable calendar year (collectively, “Tenant's Forecast Additional Rental”), which statement shall be comparable in level of detail to the estimate of Tenant's Additional Rental provided by Landlord to Tenant prior to the Lease Date. Commencing on the Commencement Date and in addition to Base Rental, Tenant shall pay to Landlord on or before the first day of each month during each calendar year of the Term an amount equal to 1/12th of Tenant's Forecast Additional Rental as set forth in Landlord's statement for such calendar year. If Landlord fails to give Tenant notice of its estimated payments due for any calendar year, then Tenant shall continue making monthly payments of Tenant's Forecast Additional Rental in accordance with the estimate for the previous calendar year until a new estimate is provided. If at any time and from time to time during the calendar year Landlord reasonably determines that, because of unexpected increases in Operating Expenses or Real Estate Taxes, Landlord's estimate of Tenant's Forecast Additional Rental for such calendar year was too low, then Landlord shall have the right to give a new statement of Tenant's Forecast Additional Rental due from Tenant for the balance of such calendar year and bill Tenant for any deficiency; provided, however, that Landlord shall have the right to deliver a new statement two (2) times during the first year of the Term, and one (1) time per year each year thereafter. Tenant shall thereafter pay monthly installments of Tenant's Forecast Additional Rental based on such new statement; provided that Tenant has received at least thirty (30) days prior notice of the new monthly installment. This Lease is a net lease and Base Rental shall be paid to Landlord absolutely net of all costs and expenses, except as set forth in Section 2.4.3. The provisions for payment of Operating Expenses Rental and Real Estate Tax Rental by means of periodic payments of Tenant's Additional Rental are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in this Section 2.3 and Section 2.4 incurred in connection with ownership and operation of the Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Project.
2.3.2     Statement to Tenant. Within ninety (90) days, or as soon thereafter as practical, after the end of each calendar year during the Term and after the termination of this Lease (Landlord and Tenant agreeing that the provisions of this Section 2.3.2 shall survive the termination of the Lease), Landlord shall submit a statement to Tenant showing the actual Operating Expenses Rental and the actual Real Estate Tax Rental due from Tenant for such calendar year. If for any calendar year, Tenant's estimated Operating Expense Rental payments exceed the actual Operating Expense Rental due from Tenant, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payment of estimated Operating Expense Rental, or, in the event the Lease has expired or terminated and no default exists under this Lease, Landlord shall pay Tenant the total amount of such excess upon delivery of the reconciliation to Tenant. If for any calendar year, Tenant's estimated Operating Expense Rental payments are less than the actual Operating Expense Rental due from Tenant, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the reconciliation from Landlord. If for any calendar year, Tenant's estimated Real Estate Tax Rental payments exceed the actual Real Estate Tax Rental due from Tenant, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payment of estimated Real Estate Tax Rental, or, in the event the Lease has expired or terminated and no default exists under this Lease, Landlord shall pay Tenant the total amount of such excess upon delivery of the reconciliation to Tenant. If for any calendar year, Tenant's estimated Real Estate Tax Rental payments are less than the actual Real Estate Tax Rental due from

Tenant, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the reconciliation from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Operating Expense Rental and Real Estate Tax Rental shall survive the expiration or termination of this Lease.
2.4    Operating Expenses and Real Estate Taxes.
2.4.1    Definition. “Operating Expenses” means all expenses, costs and disbursements of every kind and nature relating to or incurred or paid by Landlord in connection with the ownership and operation of the Project, computed on an accrual basis and determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:
(i)wages, salaries, fees and all related expenses (including, without limitation, taxes, insurance, burdens and benefits and costs incurred in providing same) of all personnel engaged in the operation, maintenance, repair and access control of the Project;
(ii)the cost of all supplies, tools, equipment, and materials used in the operation and maintenance of the Project;
(iii)the cost of all utilities for the Project, including but not limited to the cost of water and power for heating, lighting, air conditioning, and ventilating the Project (excluding those costs required to be paid by Tenant under Section 3);
(iv)the cost of all maintenance and service agreements for the Project, and the equipment therein;
(v)the cost of repairs and general maintenance, excluding repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties;
(vi)amortization (together with reasonable financing charges) of the cost of capital investment items that are (a) installed primarily for the purpose of reducing Operating Expenses, promoting safety, complying with governmental requirements that first take effect after the Commencement Date, or (b) maintaining the quality of the Project (provided, however, that Tenant shall not be responsible for the capital costs associated with repair of the foundation and structural portions of the Building, unless such costs are the result of the Tenant's failure to perform its duties hereunder, or of the negligence or willful misconduct of Tenant or any Tenant Entity);
(vii)the cost of all insurance relating to the Project, including but not limited to the cost of casualty, rental loss and liability insurance applicable to the Project (which is allocated on a pro rata basis for all parts of the Complex) and Landlord's personal property used in connection therewith and the cost of deductibles (other than deductibles for earthquake insurance, which are addressed below) paid on claims made by Landlord; provided, however, that Tenant's responsibility for such deductibles (other than deductibles for earthquake insurance) shall not exceed $10,000.00 in any calendar year);
(viii)in the event that the Building is damaged by an earthquake (each, an “Earthquake Event”) and Tenant's Proportionate Share of the earthquake insurance deductible for an Earthquake Event exceeds $50,000.00 (with any such excess amount referred to herein as the “Excess Deductible Share”), Tenant shall pay an initial $50,000.00 plus any such Excess Deductible Share, which Excess Deductible Share shall be amortized over a period of twenty (20) years commencing the year following Tenant's initial $50,000.00 payment, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Tenant shall only pay the initial $50,000.00 in the year incurred and thereafter pay only the amortized portion of such Excess Deductible Share in equal monthly installments during each remaining calendar year of the

Term (including any extension thereof) following the year in which the initial payment was made;
(ix)all landscape maintenance costs for the Project;
(x)any lease payments made by Landlord for any equipment used in the operation or maintenance of the Project, excluding, however, any part of such lease payments that constitutes capital expenditures under generally accepted accounting principles, except as provided in clause (vi) of this Section 2.4.1;
(xi)Landlord's (or Landlord's managing agent's) accounting and audit costs and attorneys' fees applicable to the Project; and
(xii)management fees for the management of the Project, provided that such fees do not exceed three percent (3%) of the Base Rent.
2.4.2    Real Estate Taxes. Real Estate Taxes shall be defined as (1) all real estate taxes and other assessments on the Building, the Project, and the Building's and Project's share of such taxes and assessments relating to the Project, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Building's and Project's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Building and/or Project; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Building or the Project; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Real Estate Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Real Estate Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Real Estate Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Real Estate Taxes is obtained for any year of the Term, then Real Estate Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant, as applicable, with a credit or a statement of any deficiency based on the adjustment. Tenant shall pay any such deficiency within thirty (30) days after receipt of the statement from Landlord. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises to the extent that the same exceed Building Standard (as defined in Section 3.1.1.(v) below) improvements (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Project to give effect to this sentence).
2.4.3    Exclusions. Notwithstanding the foregoing, Operating Expenses shall not include any of the following:
(i)any cost or expense arising from the replacement of capital investment items, except as provided in clause (vi) of Section 2.4.1;
(ii)financing and refinancing costs in respect of any mortgage or security interest placed upon the Project or any portion thereof, including payments of principal, interest, finance or other charges, and any points and commissions in connection therewith;
(iii)costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs (including attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord's ownership of the Project;
(iv)any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord.
(v)costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Project.
(vi)costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;
(vii)amounts paid to Landlord or subsidiaries or affiliates of Landlord for services rendered to the Project to the extent such amounts exceed the competitive costs for delivery of such services were they not provided by such related parties;
(viii)Landlord's general corporate overhead and general administrative expenses, except to the extent included in the property management fees that are capped in Section 2.4.1(xi) of this Lease;
(ix)costs incurred to comply with applicable laws relating to the Landlord's removal of Hazardous Substances (as defined in Section 4.4 of this Lease) from the Project (except such exclusion shall not affect Tenant's liability for the removal of any Hazardous Substances in accordance with Section 4.4 of this Lease);
(x)reserves for Operating Expenses not yet incurred;
(xi)the construction cost of any new buildings or improvements on the Project that increase the Net Rentable Area (or any additional operating expenses incurred during the course of construction and as a direct result of such construction) other than costs that are otherwise payable by Tenant hereunder;
(xii)    in the event Landlord elects to insure the Building for less than 100% of the full replacement value (as permitted under Section 6.4), in the event of a casualty resulting in the loss of the entire Building, any shortfall between Landlord's insurance proceeds and the full replacement value of the Building shall not be passed through to Tenant (provided, however, that this subsection (xii) shall neither modify nor limit Tenant's obligation to maintain the insurance provided in Section 6.5, or Tenant's obligation to reimburse Landlord's insurance costs set forth in Section 2.4.1 (vii) and (viii)); and
(xiii)    costs incurred to comply with any applicable laws relating to the condition of the Project to the extent such non-compliance of law existed on the Commencement Date.
2.4.4    Adjustments. Notwithstanding any other provision herein to the contrary, if ninety-five percent (95%) or less of the Net Rentable Area leased or held for lease for general office purposes in the Building is not occupied and fully provided with Building standard services during any partial year or any full calendar year, an adjustment shall be made in computing each component of Operating Expenses for such year so that Operating Expenses shall be computed for such year as though ninety-five percent (95%) of the Net Rentable Area leased or held for lease for general office purposes in the Building had been occupied and fully provided with Building standard services during such partial or full year.
2.4.5    Audit. Provided Tenant is not in default under the terms of this Lease (including the payment by Tenant of Tenant's Additional Rental within the time period specified in Section 2.3.2) and subject to this paragraph, Tenant, at its sole expense, shall have the right once per calendar year during the Term to audit Landlord's books and records relating to the Operating Expenses for the immediately preceding calendar year for the sole purpose of determining whether generally accepted accounting principles have been followed and consistently applied. This audit must take place on a mutually agreeable date during reasonable business hours at Landlord's office at the address stated above and only after Tenant has given Landlord at least ten (10) business days prior written notice of the date and time Tenant desires to commence such audit. Additionally, this audit may be conducted only by persons who are officers, employees, directors, shareholders, members or partners of or in Tenant, or who are independent, certified accountants practicing for an accounting firm of national prominence, and who are not engaged by Tenant on a contingent fee basis. If Tenant elects to exercise this right, Tenant must do so within one hundred twenty (120) days after the date Landlord delivers to Tenant the statements described in Section 2.3.2 or Tenant shall be deemed to have accepted the Operating Expenses as presented by Landlord. If Landlord and Tenant determine that actual Operating Expenses for the year in question were less than stated by more than five percent (5%), Landlord, within forty-five (45) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant; provided, however, that in no event shall Landlord be obligated to reimburse Tenant for costs in excess of $2,000.00. If Landlord and Tenant determine that Operating Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit equal to the amount of Tenant's overpayment against Tenant's next payment of Monthly Base Rental. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days of the determination thereof.
2.5    Security Deposit.
2.5.1    Amount. Tenant shall pay to Landlord on or before the date of this Lease a security deposit in the amount of $168,399.18, representing the Monthly Base Rental due for the 120th month of the Term ($146,516.50) plus Tenant's Forecast Additional Rental for the 120th month of the Term ($21,882.68). Upon the occurrence of any default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of Rent, or to pay any sums owed to Landlord under this Lease, or to satisfy any damage, injury, expense or liability caused to Landlord by such default. The security deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in the event of default by Tenant. Tenant shall not be entitled to receive any interest on the security deposit, and Landlord may commingle the same with other monies of Landlord. If Landlord shall ever use the security deposit to pay the sums described above, and if this Lease has not terminated, Tenant shall immediately deposit with Landlord an additional security deposit equal to the amount so used. Tenant shall not assign or encumber the security deposit in any manner, and Landlord shall not be bound by any such assignment or encumbrance.
2.5.2    Return. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, then the security deposit shall be returned to Tenant (without regard to any assignment or encumbrance of the same) within thirty (30) days after
(i) the termination of this Lease (provided such termination is not the result of a default by Tenant),
(ii) delivery of possession of the Leased Premises to Landlord in accordance with the provisions of Section 4.1, and
(iii)payment of all sums due to Landlord.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.
Upon sale or lease of the Building and assumption by the transferee of Landlord's obligations under this Lease, Landlord shall have the right to transfer the security deposit to the purchaser or lessee and Landlord shall be released by Tenant upon said transfer from all liability for the return of such security deposit; and Tenant agrees to look solely to the new landlord for the return of the security deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security deposit to a new landlord.
III.
3.1    Services.
3.1.1    Description. Tenant, at Tenant's sole cost and expense, shall contract directly with third party service providers for the provision of the following services and utilities at the Leased Premises:
(i) hot and cold domestic water;
(ii) janitorial services;
(iii) electric lighting service for the Project in the manner and to the extent deemed by Tenant to be reasonably appropriate;
(iv) equipment and personnel to ensure the Leased Premises is secure to Tenant's reasonable satisfaction; and
(v) all lighting for the Leased Premises.
In addition, Tenant, at Tenant's own expense, shall procure and maintain in full force and effect, a maintenance/service contract(s) (the “Service Contract”), in a form and with a maintenance contractor reasonably approved by Landlord, providing for the service, maintenance and repair of all (i) heating, ventilating and air conditioning systems and equipment, (ii) fire/life safety systems and equipment, and (iii) if required by Landlord, any other plumbing, electrical or mechanical systems and equipment serving the Building. The service contract(s) must include all services suggested by the equipment manufacturer within the operation/maintenance manual relating to such equipment and systems and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Commencement Date with respect to items (i) and (ii) above, or within 30 days after requested by Landlord with respect to item (iii) above. Tenant shall follow all reasonable recommendations of said contractor for the maintenance and repair of the equipment and systems covered by the Service Contract. The Service Contract shall provide that the contractor shall perform regularly scheduled inspections, preventative maintenance and service on the covered equipment and systems, and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to such equipment, together with any recommendations for maintenance, repair and/or replacement thereof. Said report shall be furnished to Tenant with a copy to Landlord. If Tenant fails to obtain and comply with the Service Contract(s), Landlord may, upon notice to Tenant, enter into such service contract(s) on behalf of Tenant or perform the work that would be required under such contract(s) and in either case charge Tenant the cost thereof plus eight percent (8%) for overhead. Notwithstanding the foregoing, if, during the initial Term of this Lease, Landlord is made aware and Landlord determines in its reasonable discretion that the HVAC system serving the Leased Premises or any major component thereof requires replacement or repairs of a capital nature, so long as (i) Tenant has maintained a regularly scheduled preventive maintenance/service contract in accordance with this Section, (ii) Tenant has properly and in good faith consistently maintained and repaired the HVAC system servicing the Leased Premises, (iii) the need for any such capital repair or replacement does not arise from acts or omissions, abuse or misuse by Tenant or any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant

Entities”), then Landlord shall perform such capital repair or replacement at its cost and Tenant shall reimburse Landlord for such cost and expense by payments of monthly additional rent in an amount that would fully amortize such cost and expense, with interest at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time, as of the date such expense is incurred, over the projected useful life of the item being replaced, as reasonably determined by Landlord. Such additional rent obligation shall continue until such cost and expense is fully amortized or until the expiration of the Term, as it may be extended from time to time, whichever comes first.
3.1.2    Reasonable Efforts to Provide Utilities. To the extent the services described in Section 3.1.1 require electricity, gas, and water supplied by public utilities and Tenant contracts with such public utilities for services to the Building, Landlord's only obligation to Tenant shall be to repair as necessary any utility lines located between the property line for the Project and the Building.
3.1.3    Interruption of Services. If any of the services described in Section 3.1.1 or any of the machinery or equipment in the Project should cease to function properly, break down or be intentionally turned off for testing or maintenance purposes, and such cessation, breakdown or turn off is not solely related to Landlord's failure to repair the utility lines pursuant to Section 3.1.2 above, Tenant shall have no claim for abatement or reduction of Rent, nor shall Tenant be relieved of its obligations under this Lease, nor shall such condition be construed as an eviction of Tenant.

3.2    Keys and Locks. Landlord shall initially furnish Tenant with a reasonable number of keys or security cards to permit Tenant and its employee's access to the Project. During the term of this Lease, Tenant shall be responsible for maintaining all keys and security card systems (as appropriate) to the Leased Premises and Tenant shall have the right to change the locks at the Leased Premises in its reasonable discretion; provided, however, that, in the event Tenant changes the locks, Tenant shall provide Landlord with a copy of the master key or security card (as appropriate) to the Leased Premises within five (5) days of such change. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Leased Premises or security cards (as appropriate) and shall give to Landlord the combination and codes for all card systems, safes, safe cabinets and vault doors, if any, in the Leased Premises.

3.3    Building Signage. Tenant shall be entitled to one tenant identification sign to be located on the Building adjacent to the entrance to the Leased Premises and space on the monument sign in front of the Building (together, the “Building Signage”). The exact location of the Building Signage shall be subject to all applicable regulations and Landlord's prior written approval, which shall not be unreasonably withheld. The Building Signage may be illuminated. Such right to the Building Signage is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Building Signage to Landlord and to the City of San Jose and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations; (b) Tenant shall, at Tenant's sole cost and expense, design, construct and install the Building Signage; (c) the size, color, method and level of illumination, and design of the Building Signage shall be subject to Landlord's prior written approval; and (d) Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning. At Landlord's option, Tenant's right to the Building Signage may be revoked and terminated upon occurrence of any of the following events: (i)

Tenant shall be in default under this Lease beyond any applicable cure period; (ii) Tenant occupies less than fifty percent (50%) of the Leased Premises (provided, however, that if Landlord has recaptured any portion of the Leased Premises, then Tenant's right to place signage on the Building may be revoked or modified, in Landlord's discretion); or (iii) this Lease shall terminate or otherwise no longer be in effect. Upon the expiration or earlier termination of this Lease or at such other time that Tenant's signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor. The rights provided in this Section 3.3 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.

3.4    Name Change. Landlord hereby reserves and shall have the right at any time and from time to time, upon at least thirty (30) days advance written notice to Tenant, to change the name of the Project as Landlord may reasonably deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

IV.

4.1    Care of the Leased Premises. Tenant shall not commit or allow to be committed any waste or damage to any portion of the Leased Premises or the Project, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Leased Premises to Landlord in as good condition as existed on the date of possession by Tenant, ordinary wear and tear excepted. Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Leased Premises to the fullest extent permitted by law.

4.2    Entry for Repairs and Inspection. Upon at least twenty-four (24) hours prior written notice to Tenant (except in an emergency, when such notice shall not be required), Landlord and its contractors, agents, or representatives shall have the right to enter into and upon any part of the Leased Premises at all reasonable hours to inspect, maintain or clean the same, make repairs, alterations or additions thereto, show the same to prospective tenants during the last nine (9) months of the Term or purchasers or for any other purpose, as Landlord may deem necessary or desirable, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. In exercising this right, Landlord agrees to use reasonable efforts not to interfere with the conduct of Tenant's business in the Leased Premises.

4.3    No Nuisance. Tenant shall conduct its business and control its agents, contractors, customers, employees, invitees, licensees, servants and visitors in such manner so as not to create any nuisance.

4.4    Laws and Regulations; Project Rules and Regulations. Tenant shall comply with, and Tenant shall cause its agents, contractors, customers, employees, invitees, licensees, servants and visitors to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises (including, without limitation, as set forth in Section 5.1.2(ii) below) or the conduct of Tenant's business therein, and with the Project Rules and Regulations set forth on Exhibit D as such rules and regulations are modified and supplemented by Landlord from time to time, and such other rules and regulations as are reasonably adopted by Landlord from time to time, for the safety, care or cleanliness of the Leased Premises, the Building and the Project, or for preservation of good order therein, all of which will be sent by Landlord to Tenant in writing and shall be thereafter consistently applied by Landlord and carried out and observed by Tenant, its agents, contractors, customers, employees, invitees, licensees, servants and visitors. Tenant shall not cause or permit any “Hazardous Substance” (defined as any chemical, pollutant, waste, compound or other substance in such forms, concentrations, quantities or other conditions that are prohibited, regulated or require assessment, monitoring, removal or remediation under any law or regulation pertaining to health or the environment) to be used, installed, stored, treated, generated, released or disposed on or in the Leased Premises, the Building or the Project. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord (whether incurred before or after termination of this Lease), within ten (10) days after demand, to correct any violation of the preceding sentence, or to remove or render harmless any Hazardous Substance resulting from such a violation, or to comply with applicable regulatory requirements, in connection with any such removal, or to contest such requirements. Notwithstanding the foregoing, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances existing in the Leased Premises prior to the date Landlord tenders possession of the Leased Premises to Tenant, including, without limitation, Hazardous Substances in the ground water or soil, except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or any Tenant Entity or any Hazardous Substances disturbed, distributed or exacerbated by Tenant or any Tenant Entity.

4.5    Legal Use and Violations of Insurance Coverage. Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be hazardous on account of fire or other hazards, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Project or its contents.

V.

5.1    Leasehold Improvements.
5.1.1    As-Is. Tenant has made a complete inspection of the Leased Premises and agrees it will accept the Leased Premises “as-is” on the date hereof and without recourse to Landlord, subject to the terms of Exhibit E-1.
5.1.2    Alterations
(i)    Tenant shall not make or allow to be made (except as otherwise provided in this Lease) any alterations or physical additions (including fixtures) in or to the Leased Premises or place safes, vaults, filing cabinets, libraries or other heavy furniture or equipment that may impact the Building's load within the Leased Premises without first obtaining the written consent of Landlord. If Landlord consents to said alterations or physical additions, Landlord may impose such conditions with respect thereto as are reasonably appropriate, including without limitation, (i) requiring Tenant to furnish (a) Landlord with security for the payment of all costs to be incurred in connection with such work, (b) insurance against liabilities which may arise out of such work, and (c) plans and specifications, and permits for such work, (ii) requiring Tenant remove any and all such alterations or physical additions (including fixtures) in or to the Leased Premises prior to the expiration or earlier termination of this Lease at Tenant's sole cost and expense, (iii) requiring Tenant remove any telecommunications equipment and/or other facilities for telecommunications (including, without limitation, all wires, cables, fibers, equipment and connections for Tenant's telephone, data transmission, video and other telecommunications services collectively, “Tenant's Wiring”), (iv) requiring Tenant to use a contractor reasonably approved by Landlord, and/or (v) requiring Tenant to pay Landlord's inspection fees associated with such alterations or physical additions. Tenant shall repair any damage to the Leased Premises and the Project caused by the removal of such alterations, physical additions, telecommunications equipment, other facilities for telecommunications, and Tenant's Wiring. Tenant's plans and specifications and construction means and methods shall be subject to Landlord's written approval. Tenant shall furnish to Landlord any documents and information requested by Landlord in connection with the exercise of its rights hereunder. Landlord may hire outside consultants to review such documents and information furnished to Landlord and Tenant shall reimburse Landlord for the cost thereof, including reasonable attorneys' fees, upon demand. In all events, the work necessary to make any permitted alterations or physical additions to the Leased Premises shall be done at Tenant's expense and shall be subject to the Construction Rules and Regulations attached hereto as Exhibit E-2, as they may be amended from time to time. If any proposed alterations or physical additions pursuant to this Section 5.1.2(i) would be likely to materially affect the structural components or major mechanical, electrical or plumbing systems of the Building, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord in an amount equal to Landlord's costs plus Landlord's overhead expenses (not to exceed eight (8%) of costs), which shall be payable on demand. Any changes to plans approved by Landlord in accordance with this Section 5.1.2(i) shall be subject to Landlord's review and re-approval.
(ii)    If, as a result of Tenant's specific use of the Leased Premises or the making of any permitted alterations or physical additions pursuant to Section 5.1.2, any alterations, additions, or improvements shall be required to be made to any part of the Leased Premises or the Project to comply with the requirements of any applicable law, ordinance, rule or regulations including, without limitation, the requirements of the Americans with Disabilities Act (“ADA”), the Occupational Safety & Health Administration (“OSHA”), or the orders or requirements imposed by any Health Officer, Fire Marshall or Building Inspector, Tenant shall be solely responsible for the costs incurred to effect such compliance. If the required alteration, addition or improvement will not affect the structural components or major mechanical, electrical or plumbing systems of the Building, Tenant shall perform such work subject this Section 5.1 and to the Construction Rules and Regulations attached hereto as Exhibit E-2. If the required alteration, addition or improvement would be likely to materially affect the structural components or major mechanical, electrical or plumbing systems of the Building, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord in an amount equal to Landlord's costs plus Landlord's overhead expenses (not to exceed eight (8%) of costs), which shall be payable on demand.
(iii)    Notwithstanding anything contained in Section 5.1.2(i) above, Tenant shall have the right to perform, with prior written notice to but without Landlord's consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Leased Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $25,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Leased Premises. However, even though Landlord consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Section 5.

5.1.3    Property of Landlord. Upon delivery of written notice to Tenant at the time Landlord gives its consent to any alteration, physical addition, or improvement to the Lease, or, in the case of a Cosmetic Alteration, within five (5) days of receipt of Tenant's notice of its such proposed Cosmetic Alteration, Landlord shall have the right, in its sole discretion, to require Tenant to abandon and leave in place such alteration, physical addition, or improvement in or to the Leased Premises (excluding trade fixtures that can be removed from the Leased Premises without material damage to the Leased Premises) and Tenant's Wiring, in which event such alteration, physical addition, or improvement shall, without additional payment to Tenant or credit against Rent, become the property of Landlord and shall be surrendered to Landlord upon termination of this Lease, whether by lapse of time or otherwise; provided, however, this Section 5.1.3 shall not apply to movable equipment or furniture owned or leased by Tenant. It Landlord does not provide the written notice contemplated by this Section 5.13, then Tenant shall be obligated to remove the subject alteration, physical additional or improvement from the Leased Premises at the expiration or earlier termination of this Lease and restore the Leased Premises in accordance with the terms of this Lease.

5.1.4    Taxes. Tenant shall be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises to the extent that the same exceed Building Standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes assessed on the Project to give effect to this Section 5.1.4). For purposes of this Lease, “Building Standard” shall refer to construction, materials and finishes of a quality consistent with that of the Building, or as reasonably pre-approved by Landlord in writing.
5.2    Repairs by Landlord. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Leased Premises, except as specified in Exhibit E-1 attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the major mechanical, electrical, and plumbing systems installed or furnished by Landlord (except to the extent covered by the Service Contract(s)), the roof, the frame of the Building, the foundation of the Building, and the parking area within the Project (with the costs thereof passed through to Tenant as Operating Expenses, except as otherwise provided in Sections 2.4.1 and 2.4.3 above). It is hereby understood and agreed that no representations respecting the condition of the Leased Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. In the event Tenant or Tenant's agents, contractors, customers, employees, invitees, licensees, servants or visitors, damages any portion of the Leased Premises that Landlord is obligated to maintain pursuant to this Section 5.2, the cost of repairing such damage shall be paid by Tenant in an amount equal to Landlord's costs plus eight percent (8%) for overhead, which shall be payable on demand. Unless otherwise provided herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Leased Premises during the Term. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereinafter in effect.

5.3    Repairs by Tenant. Subject to Section 6.7, Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Leased Premises that are not Landlord's express responsibility under this Lease, and shall keep the Leased Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) Tenant's Wiring; (6) restrooms, supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; (7) alterations performed by contractors retained by Tenant, including related HVAC balancing; (8) the Building roof membrane; and (9) exterior Building windows. If Tenant fails to maintain or make such repairs to the Leased Premises promptly, Landlord shall provide Tenant with notice of such repair obligation. Tenant shall then have five (5) days from the date of such notice (or one (1) day, in the event of an emergency) to commence such repair and diligently pursue it to completion. In the event Tenant fails to commence its repair within the time periods specified in the foregoing sentence, Landlord may, at its option, complete such maintenance or make such repairs and Tenant shall repay Landlord's cost plus eight percent (8%) for overhead, which shall be payable on demand.

5.4    Landlord Alterations and Modifications. Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right in its sole discretion to (a) temporarily or permanently change the location of, close, block or otherwise alter any entrances, corridors, doorways or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same to the extent required to fulfill its obligations under this Lease or comply with applicable laws, provided such activities do not unreasonably impair Tenant's access to the Leased Premises, (b) improve, remodel or otherwise alter the Building to the extent requested by Tenant or required to comply with applicable laws (provided such compliance is not Tenant's obligation hereunder), and (c) at any time during the term to attach to any or all of the Building windows a glazing, coating of film or to install storm windows for the purpose of improving the Building's energy efficiency. Tenant shall not remove, alter or disturb any such glazing, coating or film and the addition of such glazing, coating or film, or the installation of storm windows, shall in no way reduce Tenant's obligations under this Lease or impose any liability on Landlord and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activities shall not be deemed to be a breach of any of Landlord's obligations hereunder. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be constructed on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

VI.

6.1    Condemnation.
6.1.1    Option to Terminate. If the Leased Premises shall be taken or condemned for any public purpose to such an extent as to render the Leased Premises untenantable based on Tenant's use and operations, this Lease shall, at the option of either party, cease and terminate as of the date of such taking or condemnation. Each party shall notify the other of its election to terminate within thirty (30) days after receipt of notice of such taking or condemnation. If only a portion of the Leased Premises shall be so taken so as not to render the remainder untenantable, this Lease shall continue in full force and effect but all Rent shall abate with respect to the portion so taken.

6.1.2    Awards. All compensation awarded for a taking by condemnation or eminent domain, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's personal property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor laws.

6.2    Damages from Certain Causes. Neither Landlord nor any mortgagee(s) shall be liable or responsible to Tenant, its agents, contractors, customers, employees, invitees, licensees, servants or visitors for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or any cause beyond Landlord's control or for any damage or inconvenience which may arise through repair or alteration of any part of the Project, except to the extent caused by Landlord's negligence or willful misconduct.

6.3    Fire or Other Casualty.

6.3.1    Notice. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord.

6.3.2    Partial Destruction. Except as otherwise provided in Section 6.3.6, if the Leased Premises are partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, the Rent provided for herein shall abate thereafter as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as determined by Landlord in its reasonable judgment.

6.3.3    Total Destruction. Except as otherwise provided in Section 6.3.6, if (i) the Leased Premises or the Project are totally or substantially damaged or destroyed from any cause and Landlord decides not to rebuild, or (ii) the Leased Premises are rendered untenantable in whole or in substantial part as a result of a fire or other casualty for a period reasonably estimated by a responsible contractor selected by Landlord to be one (1) year or longer after Landlord's insurance settlement, then all Rent owed up to the time of such damage or destruction shall be paid by Tenant and thenceforth this Lease shall terminate.

6.3.4    Landlord Elections. Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 6.3 within sixty (60) days after any such damage or destruction and, if this Lease is terminated, Tenant shall vacate the Leased Premises within thirty (30) days of Landlord's written notice.

6.3.5    Obligation to Rebuild. If Landlord decides to rebuild the Leased Premises, Landlord shall commence and prosecute any repair work promptly and with reasonable diligence but shall only be obligated to restore or rebuild the Leased Premises to a Building standard condition; provided, however, Tenant may cause Landlord to rebuild or restore the Leased Premises to the condition they were in prior to such damage or destruction if Tenant bears the cost (including rentals which are lost due to any excess construction time) of such restoration or rebuilding to the extent the same exceeds the greater of (i) the costs Landlord would have incurred had only Building standard improvements been constructed or (ii) the insurance proceeds available to Landlord for such damage or destruction.

6.3.6    Tenant Negligence. If the Leased Premises or any other portion of the Project is damaged by fire or other casualty resulting from the fault or negligence of Tenant or its agents, contractors, customers, employees, invitees, licensees, servants or visitors, the Rent shall not abate as to the portion of the Leased Premises rendered untenantable and Tenant shall be liable to Landlord for the cost of damage to, and repair and restoration of, the Project, including, without limitation, the loss of rent and similar payments from other tenants of the Project as a result of such damage or casualty, to the extent such rent and similar payments and other costs are not covered by insurance proceeds.

6.3.7    Waiver. The provisions of this Lease, including this Section 6.3, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Leased Premises, the Building or the Project, and any laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Leased Premises, the Building or the Project.

6.4    Landlord's Insurance. Landlord shall secure and maintain (with the cost of same to be included in Operating Expenses):
(a)All-risks property insurance on the Project (excluding leasehold improvements) and on all Building Standard leasehold improvements. Said insurance shall be issued by and binding upon a solvent insurance company authorized to do business in California, in an amount not less than 90% of the replacement cost of the Building (but excluding the cost of excavation, foundations, underground utilities and footings, as well as any equipment, fixtures, personal property of Tenant or any Alterations), subject to reasonable deductions. Such insurance shall be obtained at the expense of Landlord (but with the same to be included in the Operating Expenses) and payments for losses thereunder shall be made solely to Landlord. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations or contents within the Leased Premises or because the improvements to the Leased Premises are above Building Standard, Tenant shall promptly pay the excess amount of the premiums upon request by Landlord.

(b)    Commercial general liability insurance in a commercially reasonable policy amount. Such insurance shall be in addition to, and not in lieu of, insurance required to be maintained by Tenant.
Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above. Landlord may also, at its election, satisfy the requirements of this Section 6.4 via the procurement of “blanket policies” of insurance, insuring other parties and/or other locations.
6.5    Tenant's Insurance. Tenant shall secure and maintain, at Tenant's expense:
(i)    All-risks property (including water damage and sprinkler leakage) insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on its non-Building Standard leasehold improvements and all other additions and improvements

(including fixtures) made by Tenant and not required to be insured by Landlord above, in the amount of their full replacement cost, as well as business interruption coverage, on a 100% (6-month) actual loss sustained basis. Landlord and any mortgagees and other third parties requested by Landlord shall be named as loss payees as their interests may appear.
(ii)    Commercial general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon a solvent insurance company authorized to do business in California, and providing that no cancellations shall be made without contemporaneous notice of such cancellation being given to Landlord. Such insurance shall afford the following minimum limits of coverage:
Each Occurrence (Combined Single Limit        $1,000,000
Bodily Injury or Property Damage)
General Aggregate                    $2,000,000
Products/Completed Operations Aggregate        $2,000,000
Personal and Advertising Injury Liability        $1,000,000
Fire Damage Legal Liability                $ 50,000
Medical Payments                    $ 5,000

Business Interruption	6 months actual loss sustained

Tenant shall also maintain minimum excess coverage of not less than five million dollars ($5,000,000) per occurrence, provided Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to time. Landlord and Landlord's property manager and other third parties requested by Landlord shall be named as additional insureds on all commercial general liability and excess liability policies. Tenant shall also carry workers' compensation and employers' liability insurance on its employees as set forth below in accordance with applicable state laws. Tenant shall regularly provide Landlord with a certificate of insurance, as described in Section 6.5(e) below, evidencing the coverage required under this Lease.

(iii)    Workers Compensation insurance in statutory amounts and Employers' Liability coverage of not less than one million dollars ($1,000,000).
(iv)    Commercial Automobile insurance, including coverage for owned, non-owned and hired autos, in an amount not less than one million dollars ($1,000,000).
(v)    All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in California with a rating of at least “A VIII” or better as set forth in the most current issue of Best's Insurance reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required.
(vi)    Commercial general liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord.
(vii)    Certificates of insurance, acceptable to Landlord, including coverage on the commercial general liability policy and evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery of possession of the Leased Premises and within ten (10) days of each renewal date. Certificates of insurance shall include Additional Insured coverage for the commercial general liability policy showing that Landlord, its trustees, officers, directors, agents and employees, Landlord's mortgagees, any property manager requested by Landlord, and any other parties requested by Landlord are included as additional insureds on the commercial general liability policy and that Landlord and its mortgagees are loss payees for property insurance. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel or non-renew the policy without at least thirty (30) days' prior written notice to Landlord and Landlord's representatives, except ten (10) days for non-payment of premium.
(viii)    In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the Term and thereafter during the Term, within ten (10) days following Landlord's request thereof, and thirty (30) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable within ten (10) days after written invoice thereof.
(ix)     Deductibles under the foregoing policies shall not exceed $25,000.00 in each case.
6.6    Hold Harmless and Indemnity. Tenant shall protect, defend, save harmless and indemnify Landlord from and against all losses, claims, liabilities, injuries, expenses (including legal fees), lawsuits and damages of whatever nature either (a) claimed to have been caused by or resulted from any act, omission or negligence of Tenant or the Tenant Entities no matter where occurring or in any manner growing out of or connected with the use, non-use, condition or occupation of the Leased Premises or Project, (b) occurring in the Leased Premises or Project, (c) any violation of any agreement or condition of this Lease by Tenant or any Tenant Entity, and (d) violation by Tenant of any contract or agreement to which Tenant is a party or any restriction, statute, law or regulation, in each case affecting the Leased Premises or any part of the Project, except if caused by the negligence or willful misconduct of Landlord, its agents or employees. Landlord shall not be liable under any circumstances for any injury or any loss or damage to or interference with any merchandise, equipment, fixtures, furniture, furnishings or other personal property or the business operations of Tenant or anyone in the Project occasioned by (i) the act or omission or negligence of persons occupying other premises, or (ii) any defect, latent or otherwise, in any building or the equipment, machinery, utilities, wiring, plumbing or apparatus, or (iii) any breakage or leakage of the roof, walls, floor, pipes or equipment, or (iv) any backing up, seepage or overflow of water or sewerage, or (v) flood, rain, snowfall, wind, earth movement or other elements or Acts of God, except to the extent caused by Landlord's negligence or willful misconduct. The provisions of this Section shall survive the expiration or termination of this Lease with respect to any accident, event, damage, injury, illness or death occurring prior to such termination.

6.7    Waiver of Subrogation Rights. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION AGAINST THE OTHER, ITS AGENTS, EMPLOYEES, OFFICERS, PARTNERS, SERVANTS OR SHAREHOLDERS FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES OR THE PROJECT, OR ANY IMPROVEMENTS THERETO, OR ANY PERSONAL PROPERTY OF SUCH PARTY THEREIN, BY REASON OF FIRE, THE ELEMENTS OR ANY OTHER CAUSE WHICH IS INSURED AGAINST UNDER THE TERMS OF THE FIRE AND EXTENDED COVERAGE INSURANCE POLICIES CARRIED BY EITHER PARTY OR REQUIRED TO BE OBTAINED PURSUANT TO THIS LEASE, REGARDLESS

OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, EMPLOYEES, OFFICERS, PARTNERS, SERVANTS OR SHAREHOLDERS, AND EACH PARTY COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY.

VII.

7.1    Lien for Rent. Intentionally omitted.

7.2    Waiver of Lien by Tenant. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Building or to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant, with the exception of a lien to enforce a judgment against Landlord's interest in the Project obtained pursuant to Section 8.4 below.

7.3    Default by Tenant.
7.3.1    Events of Default. The occurrence of any one or more of the following events shall constitute a default (“Event of Default”) under this Lease:
(i) the failure by Tenant to pay when due any sum of money to be paid by Tenant under this Lease, such failure continuing for a period of ten (10) days after written notice thereof (provided that Landlord shall not be required to provide such notice and opportunity to cure with respect to more than two (2) such defaults in any one-year period, it being understood the third default in any one year period shall constitute a default under this Lease without requirement of notice);
(ii) the failure by Tenant to comply with or perform any of the other terms, provisions, covenants or conditions which Tenant is required to observe and to perform, and Tenant's failure to cure same within a period of thirty (30) days after notice thereof; provided, however, if the nature of the default is such that it cannot be cured with the exercise of Tenant's best efforts within the thirty (30) day period, Tenant shall have up to ninety (90) days from the date of Landlord's notice to cure such default, provided Tenant undertakes such curative action within the thirty (30) day period and diligently and continuously proceeds with such curative action using Tenant's best efforts (but notwithstanding the foregoing, shall not be required to provide such notice and opportunity to cure with respect to more than two (2) defaults of the same nature in any one-year period);
(iii) Abandonment of the Leased Premises for a continuous period in excess of five (5) business days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the States of California, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;
(iv) a general assignment by Tenant for the benefit of creditors;
(v) the filing of any voluntary petition in bankruptcy by Tenant or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged or unstayed for a period of sixty (60) days, provided, that in the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

(vi) the admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;
(vii) the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof; and
(viii) the employment of a receiver to take possession of substantially all of Tenant's assets or the Leased Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof.
Any notice given by Landlord pursuant to this Section 7.3.1 may be the notice required or permitted pursuant to Section 1161 et seq. of the California Code of Civil Procedure or successor statutes, and the provisions of this Lease shall not require the giving of a notice in addition to such statutory notice to terminate this Lease and Tenant's right to possession of the Leased Premises. Tenant shall make any payment to cure such defaults as Landlord shall direct in its notice of default.
7.3.2    Remedies. If an event of default described in Section 7.3.1 occurs then Landlord or its agent shall have any or all of the following rights:
(i) To terminate this Lease by giving Tenant written notice and Tenant's right of possession by legal proceedings or otherwise; and/or
(ii) To enter the Leased Premises and dispossess Tenant and all other occupants and their property by legal proceedings or otherwise without terminating this Lease, Tenant hereby waiving any claim it might have for trespass or conversion or other damages if Landlord exercises such remedy; and/or
(iii) To enter the Leased Premises and remove all or any part of the Tenant's property from the Leased Premises and without notice to Tenant sell same for the sole benefit of Landlord or store same in any public warehouse or elsewhere at the cost of, and for the account of Tenant, in which case the Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, Tenant hereby waiving any claim it might have for trespass or conversion or other damages if Landlord exercises such remedy; and/or
(iv) To, in the event of a breach or threatened breach of the Lease by Tenant, obtain an injunction against Tenant or invoke any remedy allowed at law or in equity; and/or
(v) Following Landlord's termination of this Lease as a result of a default hereunder, Landlord may recover from Tenant damages arising from the event of default and the termination of this Lease, including without limitation the following:
(a)    The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination; plus
(b)    The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)    The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
(d)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus
(e)    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State in which the Project is located.
As used in subsections (v)(a) and (b) above, the “Worth at the Time of Award” shall be computed by allowing interest at the Default Rate. As used in subsection (v)(c) above, the “Worth at the Time of Award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
(vi) If Tenant fails to take possession of the Leased Premises, or if Tenant vacates, abandons or deserts the Leased Premises, or if Tenant ceases to operate its business therein as provided in this Lease, then in any such event Landlord shall have, in addition to all other remedies available to Landlord, the right to treat such failure of Tenant as a default under this Lease and Landlord shall nevertheless have all of the rights and remedies provided in this Lease in the case of a default by Tenant. No contention of Landlord that Tenant has vacated, abandoned or deserted the Leased Premises will be defeated merely by reason of Tenant having left all or any part of its trade fixtures or other personal property in the Leased Premises; and/or
(vii) Landlord, with or without terminating this Lease, may immediately, or at any time thereafter, relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term), at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations, redecorations or repairs to the Leased Premises which it may deem reasonably necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including, but not limited to, the reasonable cost of any such alterations and repairs made to the Leased Premises, reasonable attorneys' fees and brokerage commissions related to obtaining possession and making a new lease with another tenant, free rent or concessions, lease assumptions and any other costs reasonably associated with reletting the Leased Premises. Landlord's refusal or failure to relet the Leased Premises shall not release or affect Tenant's liability hereunder and Landlord shall not be liable for failure or refusal to relet, or for failure to collect rent under such reletting. If this Lease will not have been terminated, Tenant shall continue to be liable as hereinafter provided.
(viii) Landlord shall have the remedy, described in California Civil Code 1951.4 (Landlord may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).
Mention of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.
7.3.3    Re-Entry; Continuing Liability. No reentry or taking possession of the Leased Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease. Notwithstanding any re-entry, dispossession or termination of the Lease by Landlord, Tenant will remain liable for damages to Landlord in an amount equal to the aggregate of all Rents and other charges required to be paid up to the time of such re-entry, dispossession or termination. In addition, may recover from Tenant all damages Landlord may suffer by reason of such default, including the cost of recovering the Leased Premises (which costs shall include, without limitation, court costs and reasonable attorneys' fees).

7.3.4    Failure of Performance by Tenant. If Tenant shall default under this Lease, Landlord may, at its election, immediately or at any time thereafter, without waiving any claim for breach of agreement, and without notice to Tenant, cure such default or defaults for the account of Tenant, and the cost to Landlord thereof plus interest at the Default Interest Rate shall be deemed to be additional and other Rent and payable on demand.

7.3.5 Waiver. Tenant hereby expressly, unconditionally and irrevocably waives all of the following: (a) any and all rights Tenant may have to interpose or assert any non-compulsory counterclaim or setoff in any action brought by Landlord based in whole or in part on nonpayment of Rent, even if such counterclaim or setoff is based on Landlord's alleged breach of a duty to repair or alleged breach of quiet enjoyment (Landlord and Tenant hereby stipulate and agree that any such counterclaim shall be severed and tried separately from the action brought by Landlord for nonpayment of Rent); (b) any and all rights Tenant may have to consequential damages incurred by Tenant, including but not limited to lost profits or interruption of business, as a result of any default by Landlord; and (c) any and all rights Tenant may have in the Leased Premises or any goods or personal property therein in the event Tenant is evicted and dispossessed of same. To the extent permitted by law, Tenant waives any and all rights of redemption granted under any present or future laws if Tenant is evicted or dispossessed for any cause, including, but not limited to any and all rights conferred by Section 3275 of the California Civil Code and by Sections 1174(c) and 1179 of the California Code of Civil Procedure, or if Landlord obtains possession of the Leased Premises due to Tenant's default under this Lease or otherwise.

7.3.6    Storage of Property. Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlord's option, be deemed abandoned and conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

7.4    Non-Waiver. Neither acceptance of Rent by Landlord nor failure by Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall waive such default, but Landlord may declare any such default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity. Waiver by Landlord of any right for any default by Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Leased Premises shall not constitute an acceptance of surrender of the Leased Premises.

7.5    Holding Over. If Tenant or anyone claiming under Tenant remains in possession of the Leased Premises after the expiration of the Lease Term, such party shall be a tenant at sufferance, and Tenant shall pay as rent for the Leased Premises 150% of the amount of Rent (including all Base Rental and Tenant's Additional Rental then payable as described in Sections 2.2 and 2.3) for the entire holdover period calculated and prorated on a daily basis. No holding over by Tenant after the Term shall be construed to extend this Lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord (i) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination of this Lease, and (ii) for all other losses, costs, and expenses, including reasonable attorneys' fees, incurred by reason of such holding over. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

7.6    Attorneys' Fees. If either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable attorneys' fees.

VIII.

8.1    Assignment or Sublease by Tenant.

8.1.1 Conditions. If Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof following initial occupancy of the Leased Premises by Tenant, Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. The notice shall include the identity of the proposed assignee or sublessee, the most recent three (3) years of financial data of the proposed sublessee or assignee (or alternate information reasonably acceptable to Landlord, if proposed subtenant or assignee has been in operation for less than three (3) years), its nature of business and intended use of the Leased Premises and shall specify the financial terms, including rental, commissions, tenant build-out allowances and other inducements and the term of the proposed sublease or assignment. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects to either:
(i)    suspend this Lease as to the space so affected as of the date and for the duration so specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space during said suspension (but after said suspension, Tenant shall once again become liable hereunder as to the applicable space) or terminate this Lease as to the space so affected as of the date of the proposed assignment or sublease;
(ii)    if the Tenant proposes to sublease either (a) more than 49% of the Leased Premises (in the aggregate) for more than 70% of the total remaining Term (exclusive of the Renewal Option), or (b) either one (1) of the two (2) “units” comprising the Leased Premises, delineated as “Side A” and “Side B” on Exhibit A-2 attached hereto, with or without associated common areas (the “Leased Premises Units”), then Landlord shall have the right to recapture such space;

(ii)    permit Tenant to assign or sublet this Lease to the party specified in the notice; or
(iii)    reject the proposed assignee or sublessee and continue this Lease in full force and effect as to the space so affected.

Landlord's consent to any proposed assignment or subletting shall not be unreasonably withheld. If Landlord should fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall be deemed to have elected option (iii) above. If the aggregate rental, bonus or other consideration paid by assignee or sublessee for any such space exceeds the sum of:
(i)    Tenant's Rent to be paid to Landlord for such space during such period and
(ii)    Tenant's costs and expenses actually incurred in connection with such assignment or sublease, including reasonable brokerage fees, reasonable costs of finishing out or renovating the space affected and reasonable cash rental concessions, which costs and expenses are to be amortized over the term of the assignment or sublease, then fifty percent (50%) of such excess shall be paid to Landlord within five (5) days after such amount is received by Tenant. Landlord shall have the same rights granted Tenant under Section 2.4.5 to audit Tenant's books and records relating to the assignment or sublease.

If Tenant assigns any portion of its interest in this Lease or sublets fifty percent (50%) or more of the Net Rentable Area of the Leased Premises (which sublease is in effect as of the date any option notice must be provided by Tenant), Tenant may not exercise any renewal options, expansion options, rights of offer, rights of refusal, or similar rights under this Lease (as may be amended from time to time) and any such rights granted herein or in any amendment hereto shall be null and void upon such assignment or sublease.
8.1.2 Change in Ownership Control. Intentionally omitted.

8.1.3 Effect of Consent. Each sublessee or assignee shall fully observe all covenants of this Lease including, without limitation, the provisions of Section 1.5, and no consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to a use not permitted under Section 1.5. Tenant shall provide to Landlord copies of any and all executed assignments and subleases entered into by Tenant in accordance with the provisions of this Lease within ten (10) days after the effective date thereunder. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease and Tenant shall remain fully liable hereunder. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Section 8.1 shall be void. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease and any proposed sublease or assignment by a sublessee of Tenant shall be subject to the provisions of this Section 8.1 as if it were a proposed sublease or assignment by Tenant. The restriction against an assignment or sublease described in this Section 8.1 shall be deemed to include a restriction against Tenant's mortgaging its leasehold estate as well as against an assignment or sublease which may occur by operation of law. If, at the time a default occurs under this Lease, the Leased Premises or any part thereof have been sublet, Landlord, in addition to any other remedies herein provided or available at law or in equity, may, at its option, collect directly from such subtenant all rents due and becoming due to Tenant under such sublease and apply such rent against the Rent due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after request therefor, Landlord's verifiable out-of-pocket costs, including legal fees, incurred in review and consideration of any request for consent to assignment and any consents or agreements executed in connection therewith. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

8.2    Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Sections 8.3 and 8.4) no further liability or obligation shall thereafter accrue against Landlord hereunder.

8.3    Peaceful Enjoyment. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.

8.4    Limitation of Landlord's Liability. Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord, it being agreed that neither Landlord (and its partners, officers, directors and shareholders) nor any mortgagee shall ever be personally liable for any such judgment. In addition, Tenant also agrees that Tenant shall not be entitled to recover from Landlord nor any of its agents, employees, officers, partners, servants or shareholders any indirect, special or consequential damages Tenant may incur as a result of a default under this Lease or other action by Landlord, its agents, employees, officers, partners, servants or shareholders.

8.5    Permitted Transfer. So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 8, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed purchase, merger, consolidation or reorganization) ; (iii) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date of this Lease; and (iv) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant's successor shall own all or substantially all of the assets of Tenant, and (B) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant's voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

IX.
9.1    Notices. Any notices or other communications to Landlord or Tenant required or permitted to be given under this Lease must be in writing and shall be effectively given if delivered to the addresses for Landlord and Tenant stated above or if sent by United States Mail, certified or registered, return receipt requested, to said addresses. Any notice mailed shall be deemed to have been given on the date of delivery or refusal by the recipient. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other party notice thereof.

9.2    Prohibited Dealings. Pursuant to United States Presidential Executive Order 13224 (the “Executive Order”), U.S. companies are required to ensure that they do not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those identified on the list of Specially Designated Nationals and Blocked Persons (the “List”), generated by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. The names or aliases of these persons or entities (“Blocked Person”) are updated from time to time. Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time during the Term shall result in the delay of services contemplated by this Lease. If it is determined that Tenant is a Blocked Person, this Lease shall be terminated. The provisions of this Section 9.2 shall survive termination of this Lease.

Tenant represents that (i) neither Tenant nor any person or entity that directly owns 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on the List) or under the Executive Order signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, or other governmental action, and (ii) throughout the Term of this Lease, Tenant shall comply with the Executive Order.
Owner hereby represents and warrants that, to the actual knowledge of Susan Sagy, Owner is not (i) the target of any sanctions program that is established by Executive Order of the President or published by OFAC; (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.”

9.3    Miscellaneous.

9.3.1 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

9.3.2 Gender, Plurals. The pronouns of any gender shall include the other gender and either the singular or the plural shall include the other.

9.3.3 Remedies Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Lease is declared to be a California contract and all of the terms thereof shall be construed according to the laws of the State of California.

9.3.4 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.

9.3.5 Exhibits. The terms and provisions of Exhibits A-1 through I, inclusive, attached hereto are hereby made a part hereof for all purposes.

9.3.6 Authorization. Each party represents and warrants that all consents or approvals required of third parties (including, but not limited to, its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that each party has the right and authority to enter into and perform its covenants contained in this Lease.

9.3.7 Reasonable Efforts. Intentionally omitted.

9.3.8 Invalidity. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

9.3.9 Days. All references to days in this Lease and any exhibits or riders hereto mean calendar days, not working or business days, unless otherwise stated.

9.3.10 Caption. Captions and headings herein are for Landlord's and Tenant's convenience only and neither limit nor amplify the provisions of this Lease.
9.3.11 Time of Essence. In all instances where Tenant is required hereunder to pay any sum or do any act at a particular time or within any indicated period, it is understood that time is of the essence.

9.4    Subordination. This Lease is subject and subordinate to each ground or land lease which may now or hereafter cover all or any part of the Project and to each mortgage or deed of trust which may now or hereafter encumber all or any portion of the Project and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, Tenant's agreement to subordinate this interest under this Lease to a subsequent lien or ground lease shall be conditioned upon the holder of such lien, or a ground lessor, as applicable, confirming in writing on such party's standard form that Tenant's leasehold interest hereunder shall not be disturbed so long as no Event of Default exists under this Lease. This Section 9.4 shall be self-operative and no further instrument of subordination need be required by any mortgagee or lessor. Tenant, however, upon Landlord's request, shall execute promptly any appropriate certificate or instrument in confirmation of such subordination. In the event of the enforcement by the lessor under any such ground or land lease or the trustee, the mortgagee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such ground or land lease, mortgage or deed of trust, Tenant, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement (collectively, “Successor”), automatically will attorn to and become the tenant of such Successor without change in the terms or other provisions of this Lease; provided, however, that such Successor shall not be (a) subject to any credits, offsets, defenses or claims which Tenant may have against any prior landlord, (b) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (c) bound by any amendment or modification of this Lease made after the applicable ground or land lease, mortgage or deed of trust is placed against the Project (and Tenant has been given notice thereof) without the written consent of such trustee, mortgagee, beneficiary or landlord, (d) liable for any act, omission, neglect or default of any prior landlord, or (e) required to make any capital improvements to the Project or the Leased Premises which Landlord may have agreed to make but had not completed. Tenant acknowledges that the Project is currently encumbered by a mortgage in favor of Bank of America, N.A. (“Current Lender”) and that, as a condition to the efficacy of this Lease, Tenant shall be required to execute, acknowledge, and deliver, simultaneously with its execution and delivery of this Lease, Lender's form of Subordination, Non-Disturbance and Attornment Agreement (“SNDA”), a copy of which is attached hereto as Exhibit H, which SNDA shall be recorded in the real property records of Santa Clara County, California. Notwithstanding the foregoing, the holder of any ground or land lease that may affect all or any portion of the Project or the holder of any mortgage or deed of trust that may encumber all or any portion of the Project may elect at any time to cause their interest in the Project to be subordinate and junior to Tenant's interest under this Lease by filing an instrument in the real property records of Santa Clara County effecting such election and providing Tenant with notice of such election.

9.5    Estoppel Certificate or Three-Party Agreement. At Landlord's request, Tenant will, within fifteen (15) days after any request therefor, execute either an estoppel certificate or a three-party agreement among Landlord, Tenant and any third party dealing with Landlord certifying to such facts (if true) and agreeing to such notice provisions and other matters as such third party may reasonably require in connection with the business dealings of Landlord and such third party. Landlord and Tenant intend that any certificate or agreement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein.

9.6    Entire Agreement, Representations, Etc. This Lease contains the entire agreement of the parties pertaining to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings, both oral and written, of the parties in connection therewith. No other written or oral promises or representations have been made and none have been relied upon, and none shall be binding. Without limiting the generality of the foregoing, Landlord makes no representation or warranty or commitment whatsoever regarding (i) the future levels of occupancy of the Project; (ii) the nature of business (including restaurants) of any other tenant of the Project; or (iii) the terms of any other leases with any other tenant, including as to signage in the Project. This Lease supersedes and replaces any previous Lease between the parties, including any renewals or extensions thereunder. Landlord's agents do not and will not have authority to (a) make exceptions, changes or amendments to this Lease or factual representations not expressly contained in this Lease, (b) waive any right, requirement, or provision of this Lease, or (c) release Tenant from all or part of this Lease, unless such action is in writing. The parties executing this Lease expressly warrant and represent that, before executing this Lease, said parties have fully informed themselves of its terms, contents, conditions and effects, that in executing this Lease, the parties hereto have had the benefit of advice of attorneys of their own choosing, and that no promise or representation of any kind has been made to any parties hereto or anyone acting for any parties hereto, except as is expressly stated in this Lease. The parties executing this Lease have relied solely and completely upon their own judgment and the advice of their own attorneys in entering into this Lease.

9.7    Omitted.

9.8    Publicity. Except as permitted in writing by Landlord in its sole discretion or required by law for public companies, no advertisement, brochure, press release, public announcement or other similar communication by Tenant or its employees, agents, contractors or other persons authorized by Tenant shall: (1) make any reference to Landlord or any of its affiliates, or the Building, except for the street address or the name of the Building, (2) state or imply that Landlord or any of its affiliates endorses or recommends Tenant's products or services, (3) use any picture or likeness of the Building or any other properties owned or managed by Landlord or its affiliates, or (4) be in bad taste, materially inaccurate or misleading or adversely affect the reputation of the Building or Landlord or its affiliates.

9.9    Waiver of Jury Trial. Landlord and Tenant mutually agree that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other as to any matter arising out of or connected with this Lease, or their relationship as Landlord and Tenant, or Tenant's use or occupancy.

9.10    Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or offer or option for Tenant to lease, or otherwise create any interest of Tenant in the Leased Premises or any other premises situated in the Project. The return to Landlord of Tenant-executed copies of this Lease shall not be binding on Landlord, notwithstanding any preparation or anticipatory reliance or expenditures by Tenant or any time interval, until Landlord has in fact executed and actually delivered a fully executed copy of this Lease to Tenant. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single, fully executed Lease.

9.11    Brokers. Landlord and Tenant acknowledge that CBRE, Inc. is action as the agent for both the Landlord and Tenant in this transaction, and therefore CBRE, Inc. is acting in a dual agent capacity(“Agent”). Landlord shall pay 100% of all brokerage fees and commissions earned by Agent pursuant to the separate agreement among Landlord and Agent with respect to the same. Landlord and Tenant represent each to the other that there is no other broker or agent involved in this transaction for which the other party would be responsible to pay a fee or commission. Except for the payment to be made by Landlord to the Agent, Tenant shall indemnify and hold Landlord harmless against any party claiming under Tenant for any fee or commission, including, without limitation, reasonable attorneys' fees and court costs in connection with this Lease based upon a claim that it dealt with the Tenant.

9.12    Parking. At all times during the Term, Tenant, its employees and invitees shall have the exclusive right to park vehicles in the general parking area for the Project, which area is shown on Exhibit A-3. Such parking spaces may be utilized by Tenant, its employees and invitees on a first come, first served basis at no charge. Landlord, its contractors or designees may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles on the Land, and Tenant shall abide by such rules and regulations and shall exercise reasonable efforts to cause its employees and invitees to abide by such rules and regulations. Landlord reserves the right to: (a) reduce the number of parking spaces in the designated parking areas as long as the number of spaces remaining is in compliance with all applicable governmental requirements; (b) at Landlord's expense (unless necessitated by the negligence or willful misconduct of Tenant), repair and repave the designated parking areas, in which case Tenant's parking area may be temporarily relocated; and (c) change the access to the designated parking areas, provided that comparable access to the designated parking areas remains after the change. Should Landlord elect to exercise any of the rights described in the previous sentence, Tenant shall not be entitled to any claim against Landlord or to any abatement of Rent.

9.13    Furniture. Tenant shall have the right to use the furniture listed on Exhibit F (the “Furniture”) during the Term, at no additional cost except as hereinafter provided. Tenant agrees that the Furniture is in its “as is” condition and in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the suitability for Tenant's use, the condition or any other matter relating to the Furniture. Tenant, at its sole cost and expense, shall maintain the Furniture in good condition and repair during the Term (reasonable wear and tear excepted) and in accordance with the conditions and requirements described in any warranties issued by the manufacturer of the Furniture and delivered to Tenant. In the event of any damage to the Furniture, Tenant shall provide written notice to Landlord of such damage and Tenant shall make any and all repairs that are necessary at Tenant's sole cost and expense. If Tenant fails to make any repairs to the Furniture for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to eight percent (8%) of the cost of the repairs. At all times during the Term, Tenant shall cause the Furniture to be insured pursuant to the provisions of this Lease. Tenant agrees that notwithstanding anything to the contrary contained in this Lease, the Furniture is owned by Landlord and, upon the expiration or earlier termination of this Lease, all Furniture shall be returned to Landlord in the same condition as of the date of this Lease, reasonable wear and tear excepted.

9.14    Contingency. This Lease specifically is contingent upon the approval of the Current Lender of the terms and conditions set forth herein. Landlord shall deliver a copy of the fully executed Lease to Current Lender, and shall advise Tenant as soon as practicable whether Current Lender has approved or disapproved this Lease. If Current Lender approves this Lease, then the Lease shall continue in full force and effect as of the dates set forth herein; if Current Lender disapproves this Lease, the Lease shall automatically terminate and be of no further force and effect as of the date Landlord delivers notice of such disapproval to Tenant. Notwithstanding anything set forth in the Lease, Tenant shall not have the right to early possession of the Leased Premises, nor shall Tenant be required to deliver any sums or insurance certificates required of it hereunder, until Current Lender has approved this Lease. In the event Current Lender fails to approve or disapprove this Lease within ten (10) business days of the Lease Date, either Landlord or Tenant shall have the right to terminate this Lease upon delivery of written notice to the other; provided, however, that such termination shall not take effect if Current Lender approves this Lease within ten (10) days of the date the termination notice is delivered to the non-terminating party.
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IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the Lease Date. This Lease may be executed in multiple counterparts, all of which when taken together shall constitute one and the same instrument.

LANDLORD:

W3 RIDGE RIO ROBLES PROPERTY LLC,
a California limited liability company,

By:    W3 Partners, LLC,
a California limited liability company,
its sole member

By:    /s/ Susan Sagy
Name:     Susan Sagy
Title:     Authorized Representative

TENANT:

EXTREME NETWORKS, INC.,
a Delaware corporation

By:    /s/ John T. Kurtzweil
Name:     John T. Kurtzweil
Title:     Senior Vice President and Chief Financial Officer

Exhibit A-1
(to Office Space Lease Agreement)

DESCRIPTION AND DEPICTION OF LAND

Exhibit A-2
(to Office Space Lease Agreement)

FLOOR PLAN

Exhibit A-2
(to Office Space Lease Agreement)

DEPICTION OF UNITS

Exhibit A-3
(to Office Space Lease Agreement)

PARKING AREA PLAN

Exhibit B
(to Office Space Lease Agreement)

CERTIFICATE OF COMMENCEMENT DATE

_______________,	20__

_____________________________________________
_____________________________________________
_____________________________________________

Re:    That certain Office Space Lease Agreement (the “Lease”) dated December 31, 2012, by and between W3 Ridge Rio Robles Property LLC (“Landlord”) and Extreme Networks, Inc. (“Tenant”), covering approximately 57,586 rentable square feet of (the “Leased Premises”) in the building known as 145 Rio Robles, San Jose, California

The undersigned Tenant hereby certifies, acknowledges, and represents the following to be accurate:

1.	The Commencement Date of the Lease is ____________, 20__. The Lease will expire on _____________, 20__. Tenant's obligation to pay Rent commenced on ____________, 20__.

2.
To Tenant's actual knowledge, Landlord is not in default in the performance of its obligations under the Lease. Tenant currently claims no off-sets against the rentals owed under the Lease, and Landlord has performed all obligations to be performed by it under the Lease through the date hereof.

3.	Tenant is in occupancy of the Leased Premises, and acknowledges that it has accepted possession of the Leased Premises.

4.	The Lease has not been amended, except as may be set forth at the end of this Certificate of Commencement Date.

5.
The Schedule below accurately and completely represents the current status of all free rent, rent abatements, build-out allowances and other concessions which were or are owing to Tenant from Landlord in connection with the Leased Premises.

[Remainder of page intentionally left blank]

The undersigned Tenant hereby agrees that this Certificate of Commencement Date may be relied upon by Landlord and its lenders and partners, as well as their respective successors and assigns.

TENANT:

EXTREME NETWORKS, INC.
a Delaware corporation

By:    _________________________________________ - ________________
Signature     Date
_________________________________________
Typed or Printed Name
_________________________________________
Title

Schedule
Free Rent:
Rent Abatements:
Build-out Allowances:
Other Concessions:
Amendments, if any:

Exhibit C
(to Office Space Lease Agreement)

FORM OF EARLY POSSESSION AGREEMENT

Reference is made to that certain lease dated December 31, 2012, between W3 Ridge Rio Robles Property LLC (“Landlord”) and Extreme Networks, Inc. (“Tenant”), for the Leased Premises located in the City of San Jose, County of Santa Clara, State of California, commonly known as 145 Rio Robles.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 1.6 of the Lease, Tenant may occupy the Leased Premises on _________. The first Monthly Base Rental is due on _________.

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant's possession of the Leased Premises prior to the Commencement Date pursuant to Section 1.6 other than the payment of rent.

LANDLORD:	TENANT:
W3 RIDGE RIO ROBLES PROPERTY LLC, a California limited liability company,	EXTREME NETWORKS, INC., a Delaware corporation
By:W3 Partners, LLC, a California limited liability company, its sole member By: __________________________________	By: __________________________________
Name: DO NOT SIGN	Name: DO NOT SIGN

Title: ________________________________	Title: _________________________________

Dated: __________________________, 201__	Dated: __________________________, 201__

[Remainder of page intentionally left blank]

Exhibit D
(to Office Space Lease Agreement)

PROJECT RULES AND REGULATIONS

1.	Intentionally omitted.

2.	Intentionally omitted.

3.
Any hand trucks, carryalls, or similar appliance used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards, and such other safeguards as Landlord shall require. Tenant expressly assumes all risk of damage to the Project and to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement. Landlord shall not be liable for the act or acts of any person or persons so engaged or for any damage or loss to any property of persons resulting directly or indirectly from any act in connection with service performed by or for Tenant.

4.
Tenant shall not place, install or operate at, on or in the Project any engine, stove, machinery, or conduct mechanical operations or cook therein, or place or use in or about the Project any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive, hazardous or odorous material (including candles) without the prior written consent of Landlord; provided, however, that Tenant shall have the right to install commercial cooking equipment at the Premises so long as (a) such equipment (and related activities) are covered under Landlord and Tenant's insurance policies; (b) Tenant pays any increase in Landlord's insurance premiums associated with such equipment and activities; (c) Landlord approves all such equipment and activities prior to installation, which approval may be withheld in Landlord's reasonable discretion; and (d) any damage, injury, loss, claim, or suit related to such equipment and activities shall be the sole responsibility of Tenant, and Tenant shall indemnity Landlord in connection therewith. If consent is granted, Tenant will be required to furnish approved fire extinguishers and have them inspected and approved by the proper local authorities on an annual basis. Notwithstanding the foregoing, Tenant shall be allowed to utilize coffee makers, microwave ovens and similar devices in the Leased Premises.

5.
No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters, except for cooking in microwave ovens and (if approve) as provided in Section 4 above. Tenant shall not cause or permit any unusual or objectionable odors to emanate from the Leased Premises.

6.
Tenant shall have the responsibility for the security of the Leased Premises. Before closing and leaving the Leased Premises at any time, Tenant shall see that all entrance doors are locked and all lights and office equipment within the Leased Premises are turned off, and Landlord shall have no responsibility relating thereto. Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry, from any of the Project or any public areas regardless of whether such loss occurs when the area is locked against entry or not.

7.
Tenant, or the employees, agents, servants, visitors, or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper articles, or objects of any kind whatsoever outside the doors of the Leased Premises or the Project.

8.	No birds, animals, or vehicles shall be brought into or kept in or about the Building, except for certified service animals.

9.	Intentionally omitted.

10.
No part or the whole of the sidewalks, plaza areas, entries, passages, doors, hallways, courts, elevators, vestibules or stairways in the Building or Project shall be blocked or obstructed by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises.

11.
Landlord shall have the right to determine and prescribe the proper weight and proper position of any unusually heavy equipment, including without limitation, all safes, large files and computers, that are to be placed in the Leased Premises, and only those which in the sole opinion of the Landlord will not damage the floors, structure, and/or elevators. Any damage occasioned in connection with the moving or installation of such aforementioned articles into the Leased Premises, or the existence of same in said Leased Premises shall be paid for by Tenant.

12.	Intentionally omitted.

13.	Intentionally omitted.

14.
Any additional services not required by the Lease to be performed by Landlord which Tenant requests Landlord to perform and which are performed by Landlord shall be billed to Tenant at Landlord's costs plus eight percent (8%).

15.	Intentionally omitted.

16.	Intentionally omitted.

17.
Tenant shall give immediate notice to the property manager in case of accidents in the Leased Premises that may implicate Landlord's insurance coverage or, or of any other type of emergency on or about the Project that threatens to damage the Project.

18.	Intentionally omitted.

19.
Any requests by Tenant will be attended to only upon application to the property manager, Linh Chau of Cushman & Wakefield, who can be reached at linh.chau@cushwake.com or (408) 572-4158 (or such other person as may be designated by Landlord from time to time) (the “Property Manager”). Employees of the Project shall not perform work or do anything outside their regular duties unless under special instructions from the Property Manager.

20.
Tenant shall not make or permit any loud or improper noises on or about the Project in violation of applicable laws by the use of any musical instrument, radio, television set, other audio device, unmusical noise, whistling, or singing. Tenant, or the employees, agents, servants, visitors, or licensees of Tenant shall not loiter in the entrances to the Building or the parking areas.

21.	Intentionally omitted.

22.	Intentionally omitted.

23.
No nails, hooks, or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Leased Premises' interior walls) shall be driven into or inserted in any part of the Building except as approved by Landlord.

24.
The parking areas and driveways shown on Exhibit A-3 to the Lease are to be used only for the purposes intended by Landlord and shall not be obstructed or misused in any way. Parking in any unauthorized area is prohibited. Landlord may from time to time designate parking areas and make other rules and regulations governing parking on the Property. Tenant shall not leave any vehicle in a state of disrepair (including, without limitation, flat tires, out of date inspection stickers, or license plates) on the Project. No vehicle maintenance or servicing shall occur on the Project. If Tenant or any of its employees, agents or invitees park their vehicles in areas other than designated parking areas or leave any vehicle in a state of disrepair, Landlord shall have the right to remove such vehicles at Tenant's expense, in accordance with applicable laws. Tenant indemnifies and agrees to hold Landlord, any operator of the parking facilities and their respective agents harmless from and against any and all claims, demands, and actions arising out of the use of the parking facilities by Tenant and its employees, customers, licensees, invitees and agents, whether brought by any of such persons or any other person.

25.
Tenant (including Tenant's employees and invitees) will use the parking spaces allotted to Tenant pursuant to Section 9.12 of the Lease solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the parking facilities on the Land. The parking facilities may be used by Tenant, its employees and invitees for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked on the Land will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces allotted to Tenant pursuant to Section 9.12 of the Lease are at any time used (i) for any purpose other than parking as provided above, (ii) in any way or manner reasonably objectionable to Landlord, or (iii) in violation of applicable laws Landlord, in addition to any other rights otherwise available to Landlord, may consider such use an Event of Default under the Lease.

26.	Landlord will not be liable to Tenant for any unavailability of Tenant's designated parking areas, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance.

27.
If the parking facilities are damaged or destroyed, or if the use of the parking facilities is limited or prohibited by any governmental authority, or the use or operation of the parking facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking spaces allotted to Tenant pursuant to Section 9.12 of the Lease will not subject Landlord or any operator of the parking facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the parking facilities, or any equipment, fixtures, or signs used in connection with the parking facilities and any adjoining buildings or structures caused by Tenant or any of its employees, customers, licensees, invitees and agents.

28.	Tenant has no right to assign or sublicense any of its rights in the parking spaces allotted to Tenant pursuant to Section 9.12 of the Lease, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking spaces allotted to Tenant pursuant to Section 9.12 of the Lease among its employees.

29.
No awnings or other projections shall be attached to the exterior walls of the Building. No skylight, window, door or transom of the Building shall be covered or obstructed by Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window of the Leased Premises except as approved in writing by Landlord. If Landlord has installed or hereafter installs any shade, blind or curtain in the Leased Premises, Tenant shall not remove the same without first obtaining Landlord's written consent thereto. Any breakage or damage resulting from the violation of this rule shall be borne by Tenant.

30.
The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

31.
Tenant shall not use or occupy or permit any portion of the Leased Premises to be used or occupied for the storage, manufacture or sale of liquor, narcotics or drugs. The Leased Premises shall not be used for any immoral or illegal purpose.

32.	Intentionally omitted.

33.
Without the written consent of Landlord, Tenant shall not use the name of the Building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Tenant shall not engage or pay any employees in the Project except those actually working for Tenant in the Project, and Tenant shall not advertise for non-clerical employees giving the Building or Project as an address.

34.
Landlord shall have the right to control and operate the public portions of the Project, the public facilities, as well as facilities furnished for the common use of the tenants of the Building in such manner as it deems best for the benefit of the tenants generally.

35.	Tenant shall fully cooperate and participate in all evacuation, fire safety and related emergency or security procedures established from time to time by Landlord or required by applicable laws.

36.	Intentionally omitted.

37.	Trash removal from move-ins and move-outs or any other excessive trash are the Tenant's responsibility and all costs associated with such removal, if not removed by Tenant, shall be borne by Tenant.

38.
Landlord reserves the right at any time to rescind any of these Rules and Regulations of the Project and to make such other and further Rules and Regulations as in its reasonable judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Project, the Building, the Leased Premises and the parking areas, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Project and their agents, employees and invitees, which Rules and Regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

39.	Tenant shall not smoke in any area that is not designated by Landlord for the purpose.

40.
Tenant shall not allow in the Leased Premises, on a regular basis, more than one person for each two hundred (200) square feet of Net Rentable Area of the Leased Premises without prior written consent from Landlord.

41.
Tenant shall keep the windows and doors of the Leased Premises (including, without limitation, those opening on corridors and all doors between any room designed to receive heating or air conditioning service and room(s) not designed to receive such service) closed while the heating or air conditioning system is operating in order to minimize the energy used by, and to conserve the effectiveness of, such systems.

Exhibit E-1
(to Office Space Lease Agreement)

LEASEHOLD IMPROVEMENTS

1.    Tenant, following the delivery of the Leased Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit E-1 is attached and all prepaid rental, the Security Deposit and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Leased Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Initial Alterations in the Leased Premises unless and until Tenant has complied with all of the terms and conditions of Article 5 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations, and Exhibit E-2 attached hereto. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Leased Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant's performance and installment of the Initial Alterations (including, without limitation, any legal compliance requirements arising outside of the Leased Premises). Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Initial Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, (e) does not agree to comply with the terms and conditions of Exhibit E-2, or (f) is not licensed as a contractor in the state/municipality in which the Leased Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2.    If Tenant shall request any change, addition or alteration in any of the Tenant's plans after approval by Landlord, such change, alteration or addition shall be subject to the approval process set forth in Article 5 of the Lease. In the event Landlord approves such change, alteration, or addition, and it results higher actual construction costs which exceed the Allowance (as defined below), such costs shall be deemed Excess Costs pursuant to Paragraph 5 hereof and Tenant shall be solely responsible for paying such Excess Costs, plus any applicable state sales or use tax thereon.

3.    Provided Tenant is not in default beyond the expiration of any applicable notice and cure period, Landlord agrees to contribute the sum of $20.00 per rentable square foot of the Leased Premises (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Leased Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations. The Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Initial Alterations, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Initial Alterations; (b) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full, final and unconditional waivers of lien; (d) as-built plans of the Initial Alterations; and (e) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

3.    In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit E-1 by September 1, 2013, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

4.    If the actual cost of construction shall exceed the Allowance (such amounts exceeding the Allowance being herein referred to as the “Excess Costs”), Tenant shall be solely responsible for paying such Excess Costs, plus any applicable state sales or use tax thereon, upon demand. The failure of Tenant to timely pay any Excess Costs shall constitute an event of default under the Lease.

5.    Tenant agrees to accept the Leased Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Leased Premises. Notwithstanding anything in this paragraph or elsewhere in the Lease to the contrary, Landlord shall deliver the Leased Premises to Tenant on the Commencement Date with the roof, parking areas servicing the Project, and major mechanical, electrical, and plumbing systems serving the Building in good condition and repair.

6.    This Exhibit E-1 shall not be deemed applicable to any additional space added to the Leased Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Leased Premises or any additions to the Leased Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

7.    Notwithstanding anything contained in this Exhibit E-1, Tenant shall be entitled to an “Architectural Test Fit Allowance” of up to $7,000.00 to conduct a preliminary “test fit” for the Leased Premises. Such allowance shall be separate from the Tenant Improvement Allowance and shall be paid up on submission of invoice from Tenant's architect to Landlord. Tenant shall immediately forward Landlord CAD files of the “test fit”.

Exhibit “E-2”
(to Office Space Lease Agreement)

CONSTRUCTION RULES & REGULATIONS

I.	INTRODUCTION

The intent of these Rules and Regulations is to establish working criteria for all construction and/or maintenance activity that may take place at 145 Rio Robles, San Jose, California. Landlord appreciates your cooperation in following these rules.

II.	WORK APPROVAL

All drawings, subcontractors and material must be approved though the Property Manager prior to the start of work.

III.	PERMITS/CERTIFICATES

Permits and Licenses necessary for the completion of work shall be secured and paid for by the Contractor. A copy of all permits will be posted at all times in a readily accessible area at the construction site. Upon completion of work, the contractor shall immediately supply to Landlord the following items:

1.	Certificate of Occupancy and a copy of the City of San Jose permit inspection card

2.	Operations and Maintenance Manuals, when applicable

3.	As-Built drawings

4.	Copies of all permits related to the jobs

5.	MSDS Binder

6.	NEBB Certified Air Balance Reports

7.	Lien Releases

8.	Assignment of all applicable warranties

9.	City of San Jose stamped permit set of plan.

A copy of these Rules and Regulations, acknowledged and accepted by the General Contractor, must be posted on the job site in a manner allowing easy access by all workers. It is the General Contractor's responsibility to instruct all subcontractor workers to familiarize themselves with these rules.

IV.	INSURANCE

Prior to the commencement of work, Contractor shall provide Landlord a certificate of insurance in compliance with the requirements outlined in Schedule 1, attached to this Exhibit E-2, for themselves and each of the subcontractors.

V.	CONSTRUCTION SCHEDULES

Prior to commencement of work, the architect / contractor shall prepare and submit a project schedule to the Property Manager. The schedule must be in the Microsoft Project format and indicate material lead times and the start and finish dates of each trade. The architect / contractor shall keep the schedule current, as required by the conditions of the work.

VI.	WORKERS' CONDUCT/CONSTRUCTION PRACTICES

The General Contractor and all subcontractors are required to comply with all Base Building Specifications. A copy of the Base Building Specifications will be made available to Tenant's and/or Tenant's general contractor upon delivery of a request therefor to the Property Manager at linh.chau@cushwake.com.

If any work is found to not comply with the aforementioned specifications, the Contractor will be responsible for making the necessary changes in order to comply. Any such changes that are made will be at the Contractor's expense.

No alcohol, drugs or persons under the influence are admissible on the Leased Premises at any time.

There will be no smoking permitted in the Building.

Contractor shall confine the use of the Leased Premises to the designated construction work area so as not to disturb other tenants in the Complex.

The carrying of firearms of any kind in any Leased Premises, the Building of which such Leased Premises are situated, any related garage, or the Complex, or any sidewalks, drives, or other common areas related to any of the foregoing, is prohibited except in the case of unconcealed firearms carried by licensed security personnel hired or contracted for by tenants for security of their Leased Premises as permitted by such tenants for security of their Leased Premises as permitted by such tenants leases or otherwise consented to by Landlord in writing.

a.	Noisy Work

Noisy work at the Leased Premises may be performed during “Normal Business Hours”, provided that it (a) complies with all applicable laws and regulations and (b) does not disturb other tenants or users of the Complex. If such work disturbs other tenants or users of the Complex, it shall be performed outside Normal Business Hours. For purposes of this Lease, “Normal Business Hours” shall mean between the hours of 7:00 am and 6:00 pm Monday through Friday, and between the hours of 8:00 am and 12:00 pm on Saturday, excluding holidays.

b.	Common Areas

Contractor will take necessary precautions to protect existing property, (i.e. walls, wall coverings, carpet, floors, furniture and fixtures) and shall repair or replace, without cost to Landlord, any damage that may occur as a result of construction work.

c.	Dusty Work

Contractor will notify the Property Manager prior to commencement of extremely dusty work (i.e. sheet rock cutting, sanding, extensive sweeping, etc.) so that arrangements may be made for additional filtering capacity on the affected HVAC equipment. Contractor will absorb the costs associated with additional filtering and returning the equipment to its original working order (i.e. coil cleaning and filter change-out). Contractor is responsible for the removal of all construction-related trash. Any special accommodations should be coordinated with the Property Manager.

d.	Sanitary Facilities

Intentionally omitted.

e.	Clean Up

Contractors shall at all times keep the site free from the accumulation of waste material and debris. Upon completion of work, tools, scaffolding, surplus materials and debris shall be removed and the site left “broom clean”. The Building's rest room facilities are not to be used for the cleaning of tools or paint materials.

Any and all existing materials removed and not reused in the reconstruction, except as directed by the Property Manager, shall be disposed of by the General Contractor as waste or unwanted material. Materials that may be reused should be referred to the Property Manager prior to disposition.

All projects must be swept / vacuumed, trash properly disposed of, and the materials organized on a daily basis. The final cleanup by the General Contractor shall encompass corridor and lease space light fixtures, walls, floors, windows, sills, mini blinds, cabinets, counters, HVAC diffusers or grilles, or blank off plates, mechanical / electrical rooms, rest rooms and/or any area associated with the project. If Landlord is forced to clean the job site, a justified value will be deducted from the contract or billed in addition thereto.

VII.	SUMMARY OF INDOOR AIR QUALITY REQUIREMENTS AND RECOMMENDATIONS DURING CONSTRUCTION

REQUIRED PRACTICES OF THE CONTRACTOR:

1.
Provide documentation on product specifications having the potential for chemical emission (for example, paints, epoxies, sealants, adhesives, varnishes, etc.). Provide a detailed schedule, including dates / times, of the demolition and application of such products.

2.    In addition to the existing air handling unit filter bank, a “construction” filter will be added to each unit on the floor and within the construction area. See Building engineer for specifications of filter media.

VIII.    ASBESTOS

Some material used in the construction of the Building contains asbestos. These materials are present in certain limited areas. You should assume the work your company will perform in the Building may potentially damage, disturb or erode the material unless you have been given specific information to the contrary. Specific information can be obtained from the Property

Manager. Contractor is required, at all times, to comply with all safety laws and regulations of all governmental bodies, including, but not limited to, regulations of OSHA and the EPA.

Contractor will ensure that all materials used in current construction or remodeling are free of asbestos containing materials. Contractor will provide MSDS information for all materials used and will provide a letter to property manager certifying all materials used are free of asbestos containing materials.

IX.    ELECTRICAL PANEL CHANGES

All additional electrical circuits, panels and associated metering devices will be appropriately marked as to the area and or equipment serviced by the circuit(s) in question. All electrical panels, junction or pull boxes which have covers or doors removed, or any new electrical panels that are installed, shall be fully covered, closed or replaced.

X.    HVAC

a.	Buildout Requirements
The mechanical contractor shall deliver to Landlord a certified air balance report, which will verify air flow delivery per the construction drawing and be able to demonstrate to Landlord that all thermostats function correctly and are properly calibrated.

For full floor build-out, a post construction air balance report is required.

All flex ducts must be externally insulated and cannot exceed six feet in length. Duct tap cut-outs not used shall be covered with a duct plate and insulation.

The contractor is responsible for the proper function of all zone thermostats and EMS sensors and, if required, the removal and safe storage of all thermostats and EMS temperature sensors during the course of the construction. If the construction requires the relocation of thermostat(s) to an adjacent office, this shall be coordinated with the Building engineering department at the Contractor's expense.

b.	Air Handler Operation During Construction

The Contractor is responsible for confirming the status of the HVAC system prior to conducting any work potentially impacted by the HVAC system status (ex. spray painting).

LANDLORD WILL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE OPERATING STATUS OF THE HVAC SYSTEM REGARDLESS OF WRITTEN REQUESTS FOR OPERATION DURING SPECIFIED TIMES.

XI.    FLOOR PENETRATIONS

All floor penetrations must be x-rayed prior to coring. All floor cores shall be caulked, cemented or filled (immediately upon coring or discovery) with materials that are fire rated and match specifications of the original floor composition. The Property Manager must approve any variance in advance.

XII.    WELDING / CUTTING TORCH USE

At no time is any welding, cutting torch or any open flame tool to be used in the Building without prior approval from Management. If approval is granted, the Contractor must have an appropriate fire extinguisher present in the work area at all times that the equipment is in use.

XIII.    USE OF VARNISHES / LACQUER IN THE BUILDING

No varnishes, lacquers or odor producing products are to be used in the Building without prior approval of the Property Manager. It is recommended that this type of work be done off Leased Premises. Any storage of flammable materials at the Leased Premises shall be subject to Property Manager approval and in conformity with all applicable laws.

XIV.    LIGHT BULBS AND BALLASTS

Intentionally omitted.

XV.    LOCK AND KEY WAYS

Intentionally omitted.

XVI.    HAZARDOUS MATERIALS

Hazardous materials may not be brought onto, or stored, on the Leased Premises unless written permission is obtained from the Property Manager. Permission will not be given unless such material is properly stored in appropriate containers, (i.e., flammable liquid cabinet), and all required permits are obtained from the City of San Jose. Hazardous materials include, but are not limited to, the following:

Flammable Liquids        Combustible Metals
Cryogenics            Oxidizing Agents
Pressurized Gases        Flammable Solids
Liquefied Gases        Radioactive Materials/Explosives

Contractor shall provide to the Property Manager, prior to the start of construction, a complete MSDS binder for all chemicals used on the job.

Contractor is responsible for the proper use and disposal of all hazardous material used or generated from the construction.

XVII.    PHONE / CABLE IDENTIFICATION

Intentionally omitted.

XVIII.    PENETRATION

All penetrations of piping, duct work, conduits, etc., through wall partitions and doors shall be fire sealed to the Landlord's satisfaction in order to maintain the integrity of the structure's fire safety rating.

XIX.    WATER AND ELECTRICITY DURING CONSTRUCTION

Sources of water and electricity will be furnished in reasonable quantities for use in lighting, for portable power tools, as drinking water, as water for testing and other such common uses during construction, without cost to the Contractor. Contractor shall make all connections, furnish any necessary extensions and remove all connections and extensions upon completion of the work.

XX.    METERING

All additional electrical panels and air conditioning units must be metered.

XXI.    SALVAGE ITEMS

All reusable, Building Standard items shall, at the request of Landlord, be removed to the storage area specified by the Property Manager. Landlord shall pay all costs of maintaining and securing the storage area, and Tenant's actual, documented, third party costs associated with transporting the materials noted below to storage. Masonite shall be used to protect flooring while transporting materials to storage areas. This activity shall be coordinated with the Property Manager and shall not, to the extent reasonably practicable, adversely affect the Tenant's performance of the Initial Alterations.

a.	Doors

Remove and box all door hardware from existing doors and transport to the storage area. Transport all re-usable Building doors that are in good condition to the storage staging area. All others should be discarded. Transport all re-usable wood faced doors to the storage area.

b.	Door Frames

Separate incomplete door frames sets by LH, RH & Top Track and transport to the storage area. All door frames, which are bent, cut, modified or painted a non-Building Standard color, should be discarded. Complete door frames shall be disassembled, bound, labeled as to swing and transported to the storage area.

c.	Top Track & Window Track/Framing

All top track which is bent, deeply scratched, painted and cut shorter than 8', should be discarded. All window track and framing should be discarded.

d.	Ductwork / Air Distribution Devices / Electrical Duct Reheats

All ductwork shall be discarded. All air distribution devices (i.e., diffusers/strip diffusers, circular non-insulated hard duct, troffers, etc.) that are irreversibly bent, split open, or custom made are to be discarded. All others shall be transported to the storage area. All electrical reheats shall be transported to the storage area.

e.	Lights

All light fixtures that are bent, deeply scratched or painted shall be discarded. All light fixtures lenses (without bases) which are scratched shall be discarded. All good fixtures shall be transported to the storage area.

Light bulbs and ballasts that are fully operational shall be transported to the storage area.

f.	Restroom Partitions & Hardware

All rest room hardware and partitions that are reusable will be salvaged and shall be transported to the storage area.

g.	Ceiling Tile / Grid work

All Building Standard ceiling tiles, which are not chipped, painted or cracked shall be transported to the storage area. All others shall be discarded.

h.	Miscellaneous

All items not identified above shall be brought to the attention of the Property Manager to determine disposition.

XXII.    SECURITY

a.	Building Access

Normal Business Hours are from 7:00 a.m. to 6:00 p.m., Monday through Friday and from 8:00 a.m. to 12:00 p.m., Saturday. After 6:00 pm, and through the weekend, all entrances to the Building shall be locked and ingress shall be by card-key access only.

b.	Special Elevator Services:

Intentionally omitted.

XXIII.    LIFE SAFETY

Twenty four (24) hour notice must be submitted to the Property Manager for approval for any work involving MEP, sprinkler, fire safety or security systems.

The Contractor shall coordinate all fire alarm system and fire sprinkler system related work with the Property Manager. None of the aforementioned work shall commence until appropriate measures have been taken, and approved, to assure that no false alarms will occur, that adequate Building protection shall be maintained and that all proper agencies have been notified of the shutdown parameters. Contractor shall be responsible for insuring restoration of such systems to normal operations immediately following completion of the work, including notification to the Property Manager that the system is restored.

During construction, the Contractor shall contact the Property Manager to minimize the potential for false alarms.

a.	Draining / Filling of Sprinkler Lines
Any work that will involve the draining of a sprinkler line or otherwise affect the Building's sprinkler system must be approved by the Property Manager. A Building engineer will assist with any draining / filling. In all instances where this is done, the system will not be left inoperable overnight.

All sprinkler work on multi-tenant floors must be done after hours. All precautions must be taken to avoid unpleasant odors spreading in the Building.

b.	Fire Alarm System
The Contractor must contact the Property Manager or engineering staff prior to performing any work involving welding, use of a cutting torch, sprinkler system modification or any job that would interfere with the fire alarm system, or cause a false alarm. Any cost associated with false alarms caused by a Contractor, or his Subcontractor, shall be absorbed by the Contractor.

A FULLY COMPLETED AND SIGNED COPY OF THESE RULES AND REGULATIONS MUST BE RETURNED TO THE PROPERTY MANAGEMENT OFFICE, PRIOR TO THE COMMENCEMENT OF WORK.

ACKNOWLEDGMENT AND ACCEPTANCE

_____________________________________        ________________________
Acknowledged and Accepted by the Contractor        Date

_____________________________________        ________________________
Name (Please print)                        Title

_____________________________________
Company Name (Please print)

List of All Participating Contractors:

COMPANY NAME            CONTACT NAME        PHONE #

1.________________________________________________________________________

2.________________________________________________________________________

3.________________________________________________________________________

4.________________________________________________________________________

5.________________________________________________________________________

6.________________________________________________________________________

7.________________________________________________________________________

8.________________________________________________________________________

9.________________________________________________________________________

10._______________________________________________________________________

11._______________________________________________________________________

SCHEDULE 1

Contractor and Subcontractor Insurance Requirements

Prior to inception of all operations, all General Contractors and Subcontractors must supply a vendor's certificate of insurance (endorsed as provided herein) with the following criteria as a minimum:

COVERAGE	LIMIT OF LIABILITY
Commercial General Liability	$1,000,000 per occurrence (combined, single limit bodily injury and property damage) and $2,000,000 general aggregate.

Commercial Auto Liability	$1,000,000 per occurrence combined, Single limit bodily injury and property damage.

Worker's Compensation	Minimum required by law
Property Insurance	See Note (1) below.
Employer's Liability	$1,000,000 per accident
Commercial Excess or Umbrella Liability	$5,000,000 limit (subject to Note (2) below).

Note (1):

In addition, prior to commencement any operations, either the Contractor or Tenant must obtain, and shall thereafter maintain until completion of the subject work, a customary all-risk builder's risk insurance policy written on a completed value form that covers the work of Tenant's Contractors (including all materials) for the full cost of replacement at the time of loss, including coverage for materials owned by Tenant destined for incorporation into the subject work that are stored away from the worksite or are in transit. This insurance must require the insurer to waive its subrogation rights against Landlord and the other Additional Insureds, and their contractors (and their subcontractors of every tier), consultants (and their subconsultants of every tier), agents and employees, and if Landlord has an insurable interest in the subject work the policy must include Landlord as an insured. Tenant waives or, if applicable, shall cause the Contractor to waive all rights against Landlord and the other Additional Insureds and their contractors (and their subcontractors), consultants (and their subconsultants of every tier), agents and employees for damages caused by fire or other causes of loss occurring on and after the date of the commencement of the subject work to the extent such damages are covered by, or are by the terms of the Lease are required to be covered by, any property insurance carried by the Contractor or Tenant and shall require the Contractors to make similar waivers. If a property insurance policy implicated by the waivers in this paragraph does not allow the insured to waive rights of recovery against others prior to a loss, Contractor, or Tenant, as applicable, shall cause the policy to be endorsed to provide for such waiver. The Tenant and Contractors shall be solely responsible to carry, at their own expense, any insurance for their job trailers, machinery, tools, equipment, and property of a similar nature not destined to become a part of the completed construction, and to the extent permitted by law, the Contractors shall waive all claims against Landlord and its separate contractors and their subcontractors for loss or damage to such items.

Note (2):

Such insurance must provide coverage at least as broad as the applicable primary coverages (and, if excess, must be “true follow form”), must apply on a noncontributing basis with respect to any commercial general liability insurance carried by the Additional Insureds, and must provide that aggregate limits of liability apply separately with respect to the subject work. If such insurance does not automatically include the Additional Insureds as additional insureds with respect to the commercial general liability coverage, Tenant shall, and shall cause Contractors to take such actions as may be necessary to cause the Additional Insureds to be included as additional insureds.

NAMED AS ADDITIONAL INSURED (“ADDITIONAL INSUREDS”):

W3 Ridge Rio Robles Property LLC
W3 Partners, LLC
Bank of America, N.A.
W3 Properties, LLC

Wording to be used on certificate: “ ____________________________ are additional insureds as their interests may appear with respect to general liability”.

All insurance companies used by Contractors or Tenant pursuant to this Exhibit shall be qualified to do business in California with a rating of at least “A VIII” or better as set forth in the most current issue of Best's Insurance reports, unless otherwise approved by Landlord.

Should you have any questions regarding these requirements, please contact the Property Manager at lihn.chau@cushwake.com or (408) 572-4158.

Exhibit F
(to Office Space Lease Agreement)

FURNITURE

Bldg. 145
Interim Space
Qty	Description	Notes
82	Brown Friant cubes, black finishes
22	Friant Zone chair, black finishes
12	Oncall sled base chair, armless
3	White 36" Square break room tables
1	3 X 6 Rectangular table
1	4 X 8 Rectangular table
2	48" x 144" Boat-shaped table
4	Private Office 30 X 72 Desk w/ 24 x 30 Return
4	Lateral File for office

New Space
85	Teknion 6 x 8 District Workstation
5	Teknion Hardwall offices
6	Knoll bar stools
12	plastic break room chairs
3	36" Round Table
12	Teknion Conference table

Exhibit G
(to Office Space Lease Agreement)

PROHIBITED USES; NOTICE OF RESTRICTIVE COVENANT

Tenant shall comply with, and shall require each sublessee, licensee or invitee of Tenant, as the case may be (and all other persons or entities holding an interest in the 145 Rio Robles Property, or applicable portion thereof, by, under or through any such sublessee or licensee) to comply with the terms of the Restrictive Covenant referred to below and not use the Leased Premises, or any portion thereof, for any Prohibited Use during the Restrictive Use Period. Any violation of the Restrictive Covenant or use of any portion of the 145 Rio Robles Property, or applicable portion thereof, by Tenant (or any of its sublessees, licensees, or assigns) for any Prohibited Use shall be an Event of Default or default under this Lease (and under any applicable sublease or license agreement, in the event such violation is caused by any sublessee or licensee thereunder). Tenant shall, prior to assigning any of its rights or interests in this Lease or subleasing or licensing the 145 Rio Robles Property, or applicable portion thereof, provide, or cause to be provided, to the assignee, sublessee, or licensee, as applicable, a copy of the recorded Restrictive Covenant. Tenant shall require each sublessee or licensee, as applicable, of Tenant, prior to assigning any of its sublessee's or licensee's rights or interests under an applicable sublease or license agreement or sub-subleasing or sub-licensing the 145 Rio Robles Property, or applicable portion thereof, provide, or cause to be provided, to the assignee, sub-sublessee, or sub-sublicensee, as applicable, a copy of the recorded Restrictive Covenant. All capitalized terms use in this paragraph shall have the meanings ascribed to them in that certain Restrictive Covenant executed by W3 Ridge Rio Robles Property LLC, a California limited liability company, and recorded on September 28, 2012, as Document No. 21880030, Official Records of Santa Clara County (the “Restrictive Covenant”).

Exhibit H
(to Office Space Lease Agreement)

FORM OF SNDA

RECORDING REQUESTED BY        )
AND WHEN RECORDED MAIL TO:    )
)
Bank of America, N.A.            )
Commercial Real Estate Banking        )
Mail Code: CA4-702-02-29            )
2001 Clayton Road, 2nd Floor        )
Concord, CA 94520                )
Attn.: Loan Administration Manager        )
)
Space above for Recorder's Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY AGREEMENT.

NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE AS LANDLORD TO OBTAIN A LOAN, SOME OR ALL OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN ACQUISITION OR IMPROVEMENT OF THE PROPERTY.

This Subordination, Nondisturbance and Attornment Agreement (this “Agreement”) is entered into as of December __, 2012 (the “Effective Date”), between Bank of America, N.A., a national banking association, whose address is Mail Code: CA4-702-02-29, 2001 Clayton Road, 2nd Floor, Concord, CA 94520, Attn: Loan Administration Manager (“Lender”), and Extreme Networks, Inc., a Delaware corporation, whose address is 3585 Monroe Street, Santa Clara, California 95051, Attn: Director of Real Estate (“Tenant”), with reference to the following facts:

A.    W3 Ridge Rio Robles Property LLC, a California limited liability company, whose address is 711 Grand Avenue, Suite 240, San Rafael, California 94901 (“Landlord”), owns the real property located at 145 Rio Robles, San Jose, California (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord's Premises”), as more particularly described in Schedule “A.”

B.    Lender has made a loan to Landlord in the original principal amount of $23,500,000.00 (the “Loan”), all as provided in and subject to the terms and conditions set forth in the Loan Documents (as hereinafter defined).

C.    To secure the Loan, Landlord has encumbered Landlord's Premises by entering into that certain Construction Deed of Trust, Assignment, Security Agreement and Fixture Filing, dated September 21, 2012, in favor of PRLAP, Inc., a North Carolina corporation, as Trustee for the benefit of Lender as Beneficiary (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”) recorded September 28, 2012, as Document 21880031 in the Official Records of the County of Santa Clara, State of California (the “Official Records”).

D.    Pursuant to an Office Space Lease Agreement dated as of December 31, 2012, (the “Lease”), Landlord demised to Tenant Landlord's Premises (“Tenant's Premises”), as more particularly described in the Lease.

E.    Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord's Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

1.    Definitions.

The following terms shall have the following meanings for purposes of this Agreement.

1.1    Construction-Related Obligation. A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord's Premises, including Tenant's Premises. “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation, whether or not required by the Lease to be undertaken by Landlord; or (b) ordinary maintenance and repairs.

1.2    Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Deed of Trust, whether by judicial action or pursuant to nonjudicial proceedings; (b) any other exercise by Lender of rights and remedies (whether under the Deed of Trust or under applicable law, including bankruptcy law) as holder of the Loan and/or as beneficiary under the Deed of Trust, as a result of which any Successor Landlord becomes owner of Landlord's Premises; or (c) delivery by Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Landlord's interest in Landlord's Premises in lieu of any of the foregoing.

1.3    Former Landlord. A “Former Landlord” means the original Landlord named in the Lease and any other party that has become the landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4    Loan Documents. The “Loan Documents” mean the Deed of Trust and any other document now or hereafter evidencing, governing, securing or otherwise executed in connection with the Loan, including any promissory note and/or loan agreement, pertaining to the repayment or use of the Loan proceeds or to any of the real or personal property, or interests therein, securing the Loan, as such documents or any of them may have been or may be from time to time hereafter renewed, extended, supplemented, increased or modified. This Agreement is a Loan Document.

1.5    Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord's breach or default under the Lease.

1.6    Rent. The “Rent” means any fixed rent, base rent, additional rent or percentage rent at any time becoming due or owing by Tenant under the Lease.

1.7    Successor Landlord. A “Successor Landlord” means any party that becomes owner of Landlord's Premises as the result of a Foreclosure Event.

1.8    Tenant Concession. A “Tenant Concession” means any agreement or undertaking by any Former Landlord which is provided to Tenant or any affiliate of Tenant in connection with the execution by Tenant of the Lease or the occupancy by Tenant of Tenant's Premises and which is not expressly set forth in the Lease, including free or reduced rent, early termination rights or options, assumption of any other lease obligations of Tenant or any affiliate of Tenant relating to property other than Landlord's Premises, payment of moving or relocation costs, construction or installation of improvements to or alterations of Tenant's Premises or Landlord's Premises or the premises of any affiliate of Tenant, or any other economic, financial or contractual benefit to Tenant or any affiliate of Tenant of any type or nature that is provided by Landlord as an inducement to Tenant to enter into the Lease or to commence Tenant's occupancy of Tenant's Premises.

1.9    Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

2.    Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Loan Documents. Tenant hereby intentionally and unconditionally subordinates the Lease and all of Tenant's right, title and interest thereunder and in and to Landlord's Premises (including Tenant's right, title and interest in connection with any insurance proceeds or eminent domain awards or compensation relating to Landlord's Premises and Tenant's right to receive and retain any rentals or payments made under any sublease or concession agreement of or relating to any portion of Tenant's Premises), to the lien of the Deed of Trust and all of Lender's rights and remedies thereunder, and agrees that the Deed of Trust shall unconditionally be and shall at all times remain a lien on Landlord's Premises prior and superior to the Lease.

3.    Nondisturbance, Recognition and Attornment.

3.1    No Exercise of Deed of Trust Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant's default that has continued beyond applicable cure periods (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any judicial action or proceeding that is commenced pursuant to the exercise of Lender's rights and remedies arising upon a default by Landlord under the Deed of Trust unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Lender of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Deed of Trust or otherwise; or (c) such joinder is required in order to enforce any right of Lender to enter Landlord's Premises for the purpose of making any inspection or assessment, or in order to protect the value of Lender's security provided by the Deed of Trust. In any instance in which Lender is permitted to join Tenant as a defendant as provided above, Lender agrees not to terminate the Lease or otherwise adversely affect Tenant's rights under the Lease or this Agreement in or pursuant to such action or proceeding, unless an Event of Default by Tenant has occurred and is continuing. The foregoing provisions of this Section 3.1 shall not be construed in any manner that would prevent Lender from (i) carrying out any nonjudicial foreclosure proceeding under the Deed of Trust, (ii) exercising Lender's rights under the provisions of California Civil Code Section 2938 with respect to the enforcement against Tenant of any assignment of rents made by Landlord to Lender in connection with the Loan, or (iii) obtaining the appointment of a receiver for the Landlord's Premises as and when permitted under applicable law.

3.2    Nondisturbance and Attornment. Notwithstanding the provisions of Section 2 above, if the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord acquires title to Landlord's Premises: (a) Successor Landlord shall not terminate or disturb Tenant's possession of Tenant's Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3    Acknowledgment. Tenant acknowledges that Lender would not make the Loan without this Agreement and the subordination of the Lease to the lien of the Deed of Trust as set forth herein, and that in reliance upon, and in consideration of, this subordination, specific monetary and other obligations are being and will be entered into by Lender which would not be made or entered into but for reliance upon this Agreement and such subordination of the Lease. This Agreement is and shall be the sole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreement as to such subordination, including those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a present or future deed or deeds of trust or to a present or future mortgage or mortgages.

3.4    Use of Proceeds. Lender, in making any advances of the Loan pursuant to any of the Loan Documents, shall be under no obligation or duty to, nor has Lender represented to Tenant that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such advances, and any application or use of such proceeds for purposes other than those provided for in any Loan Document shall not defeat Tenant's agreement to subordinate the Lease in whole or in part as set forth in this Agreement.

3.5    Turnover of Rent. Tenant shall pay to Lender all Rent otherwise payable to Landlord under the Lease upon written demand from Lender, and Tenant shall not have the right to contest or question the validity of any such written demand from Lender or the extent to which Lender may properly exercise its rights to collect rents from Landlord's Premises pursuant to the provisions of the Loan Documents. The consent and approval of Landlord to this Agreement shall constitute an express authorization for Tenant to make such payments to Lender and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender's written demand.

3.6    Additional Subordination; Bankruptcy Rights. Tenant shall not subordinate its rights under the Lease to any other mortgage, deed of trust, or other security instrument without the prior written consent of Lender, which consent may be given or withheld in Lender's sole and absolute discretion. In the event the Lease is rejected or deemed rejected in any bankruptcy proceeding with respect to Landlord, Tenant shall not exercise its option to treat the Lease as terminated under 11 U.S.C. § 365(h), as amended, or any successor or similar statute.

3.7    Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them.

4.    Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Deed of Trust, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1    Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (a) Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord's obligation to correct any conditions that existed as of the date of attornment and that violate Successor Landlord's obligations as landlord under the Lease. Notwithstanding the foregoing clause (b), Tenant shall not be entitled to exercise any Offset Right against Successor Landlord with respect to any Known Preexisting Conditions (as hereinafter defined) or to enforce Successor Landlord's obligations to correct such conditions, unless Tenant shall have given Lender written notice of such conditions and an opportunity to inspect all of Tenant's Premises prior to the applicable Foreclosure Event, provided, however, that nothing contained herein shall be construed as obligating Tenant to give Lender written notice of any such condition prior to the date on which Tenant has received written notice of the commencement of a judicial action or nonjudicial proceeding for foreclosure under the Deed of Trust. As used herein, “Known Preexisting Conditions” means any conditions that existed on or affected Tenant's Premises and were actually known to Tenant prior to the date of attornment, which conditions were required to be corrected by Former Landlord prior to the date of attornment pursuant to the Lease.

4.2    Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment, other than, and only to the extent of, prepayments expressly required under the Lease.

4.3    Payments; Security Deposit. Any obligation (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant, or (b) with respect to any security deposited with Former Landlord, except to the extent that such security was actually delivered to Lender by Former Landlord and Lender has the legal right to use or apply such security for the purposes provided in the Lease.

4.4    Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender's written consent.

4.5    Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6    Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord.

5.    Exculpation of Successor Landlord.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, (a) the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in Tenant's Premises from time to time, including insurance and condemnation proceeds, Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of Tenant's Premises by Successor Landlord (provided that Tenant shall have no interest in or right to participate in (i) any payments made under any promissory note received by Successor Landlord in connection with any such sale or other disposition, or (ii) any collateral held by Successor Landlord to secure such payments) (collectively, “Successor Landlord's Interest”), and Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement, and (b) the obligations under the Lease of Lender or any affiliate of Lender which becomes a Successor Landlord shall terminate upon the transfer by such Successor Landlord of its interest in Landlord's Premises, and thereupon Tenant shall look solely to the transferee for the performance of all obligations of the landlord under the Lease which accrue or otherwise become performable following the date of such transfer. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Nothing herein shall be construed to grant Tenant any right to seek any recovery from any Former Landlord or Successor Landlord to the extent that such recovery is not permitted under or is restricted by the provisions of the Lease.

6.    Lender's Right to Cure.

6.1    Notice to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2    Lender's Cure Period. After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender agrees or undertakes otherwise in writing.

6.3    Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord's Premises, provided only that Lender undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this Section 6.3, Lender's cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either (a) obtain possession and control of Landlord's Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.    Confirmation of Facts.

Tenant represents to Lender and to any Successor Landlord, in each case as of the Effective Date:

7.1    Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant's Premises. Without limiting the foregoing, there are no oral or written agreements between Landlord and Tenant that would create any additional obligations of Landlord with respect to the Lease or Tenant's Premises, or that would reduce or limit any obligations of Tenant under the Lease. Tenant has no interest in Landlord's Premises, including any right or option to purchase any portion of Landlord's Premises or any portion of Landlord's interest therein, except as is expressly set forth in the Lease. No unfulfilled conditions exist to Tenant's obligations under the Lease.

7.2    Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3    Security Deposit. Tenant has paid the security deposit required by the provisions of Section 2.5.1 of the Lease.

7.4    No Landlord Default. To the best of Tenant's knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

7.5    No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.6    No Termination. Tenant has neither commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.7    No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.8    Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.9    Tenant Concessions. Except as expressly set forth in the Lease, Tenant has made no agreements with Landlord, and Landlord has made no commitments to Tenant, for the provision of any Tenant Concessions to or for the benefit of Tenant or any affiliate of Tenant.

7.10    Advice of Counsel. Tenant has been afforded a full and complete opportunity to seek and obtain the advice and assistance of legal counsel in connection with Tenant's entry into this Agreement, and Tenant has exercised such opportunity to the extent determined by Tenant to be necessary or appropriate for the protection of Tenant's rights and interests.

8.    Miscellaneous.

8.1    Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this Section 8.1. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

8.2    Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Lender assigns the Deed of Trust, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3    Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Deed of Trust and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.

8.4    Interaction with Lease and with Deed of Trust; Severability. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the beneficiary of, the Deed of Trust. Lender confirms that Lender has consented to Landlord's entering into the Lease. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be considered severed from the rest of this Agreement and the remaining provisions shall continue in full force and effect as if such provision had not been included.

8.5    Lender's Rights and Obligations. Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6    Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of California, excluding its principles of conflict of laws. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

8.7    Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by written instrument executed by the party to be charged.

8.8    Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9    Costs and Attorneys' Fees. In the event of any claim or dispute arising out of or in connection with the interpretation or enforcement of this Agreement, the party that substantially prevails shall be awarded, in addition to all other relief, all attorneys' fees and other costs and expenses incurred in connection with such claim or dispute; including those fees, costs, and expenses incurred before or after suit, and in any arbitration, and any appeal, any proceedings under any present or future bankruptcy act or state receivership, and any post-judgment proceedings.

8.10    Lender's Representation. Lender represents that Lender has full authority to enter into this Agreement, and Lender's entry into this Agreement has been duly authorized by all necessary actions.

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender and Tenant as of the Effective Date.

LENDER:

BANK OF AMERICA, N.A.,
a national banking association

By:
Name:
Title:

TENANT:

EXTREME NETWORKS, INC.
a Delaware corporation

By: /s/ John T. Kurtzweil
Name:     John T. Kurtzweil
Title: Senior Vice President and Chief Financial Officer

LANDLORD'S CONSENT

Landlord is not a party to the foregoing Agreement, but Landlord consents and agrees to all of the provisions of the Agreement, including without limitation the provisions of Section 3.5 thereof, and Landlord shall not take or assert as against Lender or Tenant any position that would be inconsistent with the provisions of the Agreement or that would cause the Tenant to be in breach of the Agreement. The Agreement was entered into at Landlord's request. The Agreement shall not alter, waive or diminish any of Landlord's obligations under the Deed of Trust or the Lease. The Agreement discharges any obligations of Lender under the Deed of Trust and related Loan Documents to enter into a nondisturbance agreement with Tenant.

Dated: December 31, 2012                LANDLORD:

W3 Ridge Rio Robles Property LLC,
a California limited liability company

By:    /s/ Susan Sagy
Name:    Susan Sagy
Title: Authorized Representative

Schedule “A”

Description of Landlord's Premises

ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City of San Jose, County of Santa Clara, and State of California, more particularly described as follows:

ACKNOWLEDGMENT

STATE OF CALIFORNIA         )
) ss.
COUNTY OF         Wake         )

On December 31, 2012, before me, Christy Lee Parker, personally appeared John T. Kurtzweil, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature : /s/ Christy Lee Paker (Seal)

ACKNOWLEDGMENT

STATE OF CALIFORNIA         )
) ss.
COUNTY OF     Nevada             )

On 12/31/2012, before me, Elizabeth Ann O'Keefe, notary, personally appeared Susan Sagy, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature: /s/ Elizabeth Ann O'Keefe (Seal)

ACKNOWLEDGMENT

STATE OF CALIFORNIA         )
) ss.
COUNTY OF                  )

On ________________, before me, ______________________________________, personally appeared ____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature ______________________________ (Seal)